                                 EXHIBIT 10.01





                                 CONFIDENTIAL



                                 FIRST AMENDED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                                K-FUEL, L.L.C.








                             DATED: June 29, 1999

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS


                                   ARTICLE II
                              ORGANIZATION MATTERS

2.1.  Name..............................................................  2
2.2.  Formation and Effectiveness.......................................  2
2.3.  Company Business..................................................  2
2.4.  Other Business of the Members.....................................  2
2.5.  Principal Office..................................................  3
2.6.  Duration..........................................................  3


                                  ARTICLE III
                                   MANAGEMENT

3.1.  General...........................................................  3
3.2.  Members' Representatives..........................................  4
3.3.  Members: Duties, Powers and Authority.............................  5
3.4.  Meetings of the Members...........................................  5
3.5.  Compensation of Representatives...................................  6
3.6.  Members Action....................................................  6
3.7.  Quorum............................................................  6
3.8.  Members Voting and Actions for which Majority Approval Necessary..  7
3.9.  Members Actions for which Unanimous Consent Necessary.............  7


                                   ARTICLE IV
                                    MANAGER

4.1.  Authority of the Manager..........................................  9
4.2.  No Compensation................................................... 10
4.3.  Confidential Information.......................................... 10

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                                   ARTICLE V
                                   EMPLOYEES

5.1. Loaned Employees...................................................  10


                                   ARTICLE VI
                  MEMBER COVENANTS, REPRESENTATIONS AND RIGHTS

6.1.  Nature of Member Obligations......................................  11
6.2.  Transactions with the Company and Project Entities................  11
6.3.  Membership Interest...............................................  12
6.4.  Access to and Copies of Records and Documents.....................  12
6.5.  Member Covenants..................................................  12
6.6.  Member Representations and Warranties.............................  15
6.7.  Indemnification...................................................  20
6.8.  Kennecott Guaranty................................................  21
6.9.  Confidentiality Agreement.........................................  21


                                  ARTICLE VII
                             CAPITAL CONTRIBUTIONS

7.1.  Initial Capital Contributions by Members..........................  22
7.2.  Additional Capital Contributions..................................  22
7.3.  No Withdrawal.....................................................  22


                                  ARTICLE VIII
                               CAPITAL ACCOUNTS;
                     ALLOCATION OF NET INCOME AND NET LOSS

8.1.  Definition of Members' Capital Accounts...........................  22
8.2.  Net Income and Net Loss Computation...............................  23
8.3.  Allocation Among Members..........................................  24
8.4.  Regulatory Allocations............................................  24
8.5.  Change in Members' Interests......................................  26
8.6.  Allocations for Tax Purposes......................................  26


                                   ARTICLE IX
                                 DISTRIBUTIONS

9.1.  Distributions.....................................................  27
9.2.  Distributions Upon Liquidation....................................  27

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                                   ARTICLE X
                        TECHNOLOGY LICENSES; DEVELOPMENT
                        ACTIVITIES; COMMERCIAL PROJECTS

10.1. Technology Licenses...............................................  27
10.2. Initial Work Plan.................................................  30
10.3. Work Plans Other Than the Initial Work Plan.......................  30
10.4. Arbitration of Work Plan Disputes.................................  34
10.5  Commercial Projects...............................................  34
10.6  Utilities Fuel Projects...........................................  37
10.7  Licensing to Third Parties........................................  38
10.8  Tax Advantaged Plants.............................................  38
10.9  Voluntary Contribution of Technology to the
      Company...........................................................  39


                                   ARTICLE XI
                  SUPPLY OF FEEDSTOCKS/SALE OF K-FUEL PRODUCTS

11.1. Supply of Feedstocks..............................................  39
11.2. Marketing of K-Fuel Products......................................  40


                                 ARTICLE XII
                  TRANSFERABILITY OF INTERESTS; CERTIFICATES

12.1. Prohibition of Transfer...........................................  41
12.2. Certificates Evidencing Interests.................................  42


                                 ARTICLE XIII
                              INCOME TAX MATTERS

13.1. Tax Matters Partner...............................................  43
13.2. Preparation of Tax Returns........................................  44
13.3. Optional Adjustment to Basis......................................  44
13.4. Organizational Expenses...........................................  44
13.5. Taxation as a Partnership.........................................  44
13.6. Examinations......................................................  44

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                                  ARTICLE XIV
                 ACCOUNTING PROCEDURE; ANNUAL OPERATING BUDGET;
                            REPORTS AND INFORMATION

14.1.  Fiscal Year......................................................  45
14.2.  Annual Operating Budget..........................................  45
14.3.  Financial Records................................................  46
14.4.  Financial Reports................................................  46


                                   ARTICLE XV
            DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

15.1.  Dissolution......................................................  46
15.2.  Election to Continue the Business................................  46
15.3.  Winding-Up.......................................................  46
15.4.  Liquidation......................................................  47
15.5.  Distributions in Kind............................................  47
15.6.  Return of Capital................................................  48
15.7.  Termination......................................................  48
15.8.  Effect of Termination............................................  48


                                  ARTICLE XVI
                                 MISCELLANEOUS




16.1.  Notices..........................................................  49
16.2.  Entire Agreement.................................................  50
16.3.  Parties in Interest..............................................  50
16.4.  Further Assurances...............................................  50
16.5.  Counterparts.....................................................  50
16.6.  Severability.....................................................  50
16.7.  Governing Law....................................................  51
16.8.  Extension Not a Waiver...........................................  51
16.9.  Arbitration......................................................  51
16.10. Expenses.........................................................  51
16.11. Headings.........................................................  51

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Exhibits
--------

A      Amended KFx License
B      Amended Series A and B License
C      Acknowledgment and Reaffirmation of Guaranty
D      Amended Confidentiality Agreement
E      KECC License


Schedules
---------

Schedule 1                Definitions
Schedule 3.2.3            Representatives and Alternates
Schedule 6.5(iii)         Existing KECC Technology
Schedule 6.5(iv)(a)       Exceptions to Access Rights
Schedule 6.5(iv)(b)       Form of Thermo Consent
Schedule 6.6.1(v)(a)      KFx Patents & Patent Applications (Intangible Assets)
Schedule 6.6.1(v)(b)      Existing Technology Licenses
Schedule 6.6.1(v)(c)      Related Agreements Currently in Effect
Schedule 6.6.1(vi)        Exceptions to Intangible Assets
Schedule 10.1(i)          Exceptions to Exclusivity
Schedule 10.1(ii)(A)      Sublicense Terms
Schedule 10.1(ii)(B)      Royalties/License Fee
Schedule 10.5(vi)         Carried Interest Calculation
Schedule 11.1             Market Price Calculation
Schedule 16.9             Arbitration
Schedule D(1)             Feasibility Study

                                 FIRST AMENDED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                                K-FUEL, L.L.C.


                        ______________________________

          Organized under the Delaware Limited Liability Company Act

                        ______________________________


          WHEREAS, Kennecott Alternative Fuels, Inc., a Delaware corporation ("KECC") and KFx, Inc. a Delaware corporation ("KFx") formed a limited liability company known as K-Fuel, L.L.C. (the "Company") and entered the Limited Liability Company Agreement of K-Fuel, L.L.C. dated as of the 22/nd/ day of April, 1996 (the "Original Agreement") for the purpose of conducting Company Business (as defined in Section 2.3 below);

          WHEREAS, KECC and KFx desire to amend the Original Agreement and continue the Company Business of the Company under an amended agreement to be effective on the date of execution of the amended agreement;

          NOW, THEREFORE, in consideration of the premises, the contributions by each Member to this Company as herein specified and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Members do hereby agree as of the 29th day of June, 1999 as follows:

                                   ARTICLE I
                                 DEFINITIONS.

The definitions of the capitalized defined terms used in this Amended Agreement, including the Schedules hereto, and not elsewhere defined herein or therein, as well as cross-references to all capitalized defined terms, are set forth in
Schedule 1 to this First Amended Limited Liability Company Agreement of K-Fuel, L.L.C. (the "Amended Agreement").

                                  ARTICLE II
                             ORGANIZATION MATTERS.

2.1. Name. The name of the company shall be K-Fuel, L.L.C.. The Company's business may be conducted under such name or any other name or names deemed advisable by the Members acting by Unanimous Members Action. The Members will comply or cause the Company to comply with all applicable laws and other requirements relating to fictitious or assumed names.

2.2. Formation and Effectiveness. The Company was formed upon the filing of the Company's Certificate of Formation (the "Certificate") with the Secretary of the State of Delaware effective on April 19, 1996. The Company became duly organized and formed under the Delaware Limited Liability Company Act (the "Act") on such date.

2.3. Company Business. The business of the Company (the "Company Business") shall be as follows: (i) to conduct certain research and development activities involving the K-Fuel Technology with a goal toward identifying and developing commercial opportunities using the K-Fuel Technology, (ii) to develop Feasibility Studies for Commercial Projects, (iii) to license and sublicense K-Fuel Technology in accordance with the provisions herein provided (but subject to the restrictions set forth herein), (iv) to market K-Fuel Products manufactured or produced by Commercial Projects, (v) to coordinate the development of K-Fuel Technology and the transfer among KFx, KECC, the Company, and sublicensees of the Company of Improvements, discovered, developed, or otherwise acquired by KFx, KECC, the Company, or any sublicensees of K-Fuel Technology from the Company, (vi) to provide consultation services to Project Entities and sublicensees relating to the application of the K-Fuel Technology to the development of and engineering design and operations for Commercial Projects and (vii) to do all things necessary or incidental in connection with the foregoing as are permitted under the Act (but not including any actual construction of Commercial Projects, which will be undertaken by Project Entities rather than the Company). While the Members agree to use all reasonable efforts to achieve the foregoing goals, no Member warrants or guarantees that its efforts will result in construction of a pilot plant or a commercially viable plant or facility for production of K-Fuel Products or any other successful commercial exploitation of the K-Fuel Technology. The Company shall be strictly limited to the Company Business, and the Company Business shall not be extended by implication or otherwise, except by express written amendment to this Amended Agreement or by Unanimous Members Action pursuant to
Section 3.6.1.

2.4. Other Business of the Members. (i) Except as expressly provided herein or in the Amended KFx License, the Amended Series A and B License, the KECC License or the Amended Confidentiality Agreement, this Amended Agreement shall not be deemed to restrict the ability of KECC, KFx, or any of their respective officers, directors, partners, shareholders or Affiliates to conduct any business or activity whatever and wherever without any duty to account to the Company or the other Member, even if such business or activity competes with the business of the

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Company or the Member, provided that all technical development, marketing, licensing, sublicensing, and commercialization (including preparation of Feasibility Studies) of the K-Fuel Technology and projects involving production of K-Fuel Products undertaken by a Member or Members shall (subject to the terms and provisions of this Amended Agreement) be undertaken in, by, and through the Company. Nothing in this Amended Agreement, the Amended KFx License, the Amended Series A and B License, the KECC License, the Amended Confidentiality Agreement, the Kennecott Guaranty, nor the Exhibits or Schedules attached to these documents, will be construed to grant ownership or control by the Company, KFx, KECC, or their Affiliates of any Technology other than Technology relating to K-Fuel Technology held, developed, or exploited by the other Member or its Affiliates.

          (ii) In the event that KFx becomes aware of identifiable commercial or potential commercial applications for KFx Technology in any field other than the production of K-Fuel Products or KECC becomes aware of identifiable commercial or potential commercial applications for KECC Technology in any field other than the production of K-Fuel Products, upon notice to the Company containing a disclosure of the intended application including a technical description of the intended application, KFx may proceed on a non-exclusive basis commercially to exploit the KFx Technology, or KECC may proceed on a non-exclusive basis commercially to exploit the KECC Technology, in any field other than the production of K-Fuel Products without royalty or other consideration to the Company or the other Member. Notwithstanding the requirement of ownership of Technology above, the patents and other Technology that have been assigned to KFx by KECC or any KECC Affiliate, including without limitation Rio Tinto, prior to the Effective Date of the Amended Agreement may be exploited on a non-exclusive basis in any field other than the production of K-Fuel Products by either Member without royalty or other consideration to the Company or the other Member.

2.5. Principal Office. The principal business office of the Company shall initially be at 1999 Broadway, Denver, Colorado or such other place within the continental United States as may be designated from time to time by the Manager. The Members acknowledge that after the Project(s) Target is reached, it is anticipated that KECC (in its capacity as Manager) may move the principal business offices of the Company to a location within the continental United States other than Denver, Colorado.

2.6. Duration. The Company shall commence on the Effective Date of the Original Agreement and continue until dissolved as described in Section 15.1.

                                  ARTICLE III
                                  MANAGEMENT.

3.1.    General.

3.1.1. Except for the limited authorization granted to the Manager in Article IV hereof, the full

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and exclusive right, power and authority to manage the Company is hereby retained by, and reserved to, the Members, acting through Members Action (as defined below).

3.1.2. Except for the limited authorization granted to the Manager in Article IV hereof, and as herein otherwise expressly provided, each Member agrees to exercise its authority to manage the affairs of the Company only through the conduct of a Members Action. Further, each Member agrees not to exercise, or purport or attempt to exercise, its authority (notwithstanding that each Member may have such authority pursuant to the Act) except through the conduct of a Members Action or as otherwise herein expressly provided.

3.2.    Members' Representatives.

3.2.1. Each Member shall act through its authorized representatives (the "Representatives") in exercising its rights as a Member hereunder. Each Member shall designate two Representatives. Representatives need not be residents of the State of Delaware to qualify.

3.2.2. Each Member may designate one or more individuals ("Alternates") who (i) shall be authorized, in the event a Representative is absent from any meeting of the Members (and in the order of succession designated by the Member so designating the Alternates), to attend such meeting in the place of, and as substitute for such Representative and (ii) shall be vested with all the powers to cast votes on behalf of such Member which the absent Representative could have exercised at such meeting. The term "Representative," when used herein with reference to any Representative who is absent from a meeting of the Members, shall mean and refer to any Alternate attending such meeting in place of such absent Representative.

3.2.3. The two persons to serve as each Member's initial Representatives and the person or persons, if any, who are to serve as such Member's initial Alternates are set forth on Schedule 3.2.3

3.2.4. Each Member may, by written notice delivered to the other Member at any time or from time to time, remove or replace one or more of its Representatives or change one or more of its Alternates. If a Representative or Alternate dies, resigns, or becomes disabled or incapacitated, the Member that designated such Representative or Alternate, as the case may be, shall promptly designate a replacement. Each Representative and each Alternate shall serve until replaced by the Member that designated such Representative or Alternate as the case may be.

3.2.5. Copies of all written notices designating Representatives and Alternates shall be delivered to the Manager of the Company and shall be placed in the Company minute books, but the failure to deliver a copy of any such notice to the Manager of the Company shall not affect the validity or effectiveness of such notice or the designation described therein.

3.2.6. Each Representative shall be the agent of the Member that designated such Representative. Accordingly, (i) each Representative shall act (or refrain from acting) with respect to the business and affairs of the Company solely in accordance with the wishes of the Member that designated such Representative and (ii) no Representative shall owe (or be deemed to owe) any duty (fiduciary or otherwise) to the Company or to any Member other than the Member that designated such Representative.

3.3.    Members: Duties, Powers and Authority.

3.3.1. Except for the powers granted to the Manager in Article IV hereof or as otherwise expressly provided in this Amended Agreement, the Members (acting through a Members Action) shall have (i) the full authority to exercise all of the powers of the Company and (ii) full control over the business, property and affairs of the Company.

3.3.2. The Members (acting by Unanimous Members Action) shall adopt the governing policies and procedures of the Company, not inconsistent with this Amended Agreement or the Act, including, without limitation, financial and accounting controls and legal compliance policies and procedures. Such policies and procedures may be revised or revoked (in a manner consistent with this Amended Agreement and the Act) from time to time as determined by the Members (acting by Unanimous Members Action).

3.4. Meetings of the Members.

3.4.1. The Members shall meet at such times (no less frequently than annually) and at such places (within the continental United States) as shall from time to time be determined by Members Action. Regular meetings of the Members may be called by the Manager delivering written notice to the Members at least ten (10) Business Days before the time determined for such meeting. Each notice of a regular meeting shall specify an agenda for such regular meeting and a confirmation of the date, place and time of the meeting. Any and all business of the Company may be transacted at any regular annual meeting of the Members at which a quorum is present.

3.4.2. Special meetings of the Members may be called by any Member by delivering written notice and a confirmation of the date, place and time of such meeting to the other Member, or, in the case of a meeting called by the Manager, each of the Members, at least ten (10) Business Days before such meeting. Each notice of a special meeting shall specify, to a reasonable degree, the business to be transacted at, or the purpose of, such meeting; provided, however, that
                                                      -----------------
additional business may be transacted at any special meeting as agreed by all the Representatives present at such meeting. Special meetings of the Members shall be held on such dates and at such times and places (within the continental United States) as may be stated in the notice of such meeting or in a duly executed waiver of notice thereof. Any Representative may waive notice of any special meeting (whether before or after the time of such meeting) but only if the waiver is in writing; provided, however, attendance of any Representative at
                          -----------------
any regular or special meeting shall constitute a waiver of notice of such meeting by such Representative.

3.4.3. One of the Representatives of the Member then having the greater Percentage Interest shall chair each meeting (regular, annual and special) of the Members.

3.4.4. Representatives may participate in or hold regular, annual or special meetings of the Members by means of a telephone conference or any comparable device or communications technology by which all individuals participating in the meeting may hear each other, and participation in such a meeting shall constitute attendance in person at such meeting.

3.4.5. Any Members Action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent to such Members Action, setting forth the action so taken, shall be signed by all of the Members, and such consent shall have the same force and effect as a duly conducted vote of the Members. A counterpart of each such consent to action shall be delivered to the Manager of the Company for placement in the minute books of the Company, but the failure to deliver a counterpart of any such consent to action to the Manager of the Company shall not affect the validity or effectiveness of such consent to action.

3.5. Compensation of Representatives. Representatives shall not receive from the Company any compensation for their services or any reimbursement for attendance at meetings of the Members.

3.6.    Members Action.

3.6.1. The Members shall act exclusively by means of Members Action conducted pursuant to this Section 3.6. As used in this Amended Agreement, "Members Action" means any action which the Members are authorized and empowered to take in accordance with this Amended Agreement and the Act. Members Action shall be taken by the Members either (i) by affirmative votes cast in accordance with Sections 3.8 and 3.9 below, at a meeting of the Members in which a quorum is present in accordance with Section 3.7 below, duly called and held in accordance with this Amended Agreement or (ii) by written consent of all of the Members complying with the requirements of Section 3.4.5. In no event, except as may otherwise be specifically provided in this Amended Agreement, shall the Members be authorized to act other than by a Members Action, and any action or purported action by a Member (including, without limitation, any authorization, consent, approval, waiver, decision or vote) not constituting a Members Action shall be null and void and of no force and effect.

3.6.2. Each decision of the Members made by Members Action shall be binding on the Company.

3.7. Quorum. The presence of two or more Representatives (including any duly present Alternates) that have the right to vote 51% or more of the Interests in the Company (pursuant to Section 3.8 below) shall constitute a quorum of the Members for the transaction of business and the taking of any Members Action (other than a Unanimous Members Action) at any meeting, except that no quorum of the Members will be deemed to exist (i) with respect to any regular annual meeting of the Members unless a notice for such meeting is given to or waived by each Member in accordance with Section 3.4.1 or (ii) with respect to any special meeting of the Members unless a notice of such meeting is given to or waived by each Member in accordance with Section 3.4.2. No Members Action may be taken at any meeting at which a quorum is not present.

3.8. Members Voting and Actions for which Majority Approval Necessary. The approval and disapproval of all actions by Members Action shall be determined by vote of the Representatives. Collectively, the Members shall have 100 votes. Each Member shall have that number of votes determined by multiplying the Percentage Interest of such Member by 100. The Representatives of each Member present at the meeting shall together and by joint action cast the votes of such Member. Except as otherwise expressly provided in this Amended Agreement including, without limitation, Section 3.9 below, the approval of Representatives representing at least 51% of the total votes will be sufficient for the Members to take any Members Action.

3.9. Members Actions for which Unanimous Consent Necessary. Neither the Manager nor any Member may undertake any action referenced in this Section 3.9 on behalf of or with the intent of binding the Company without the unanimous approval of the Members ("Unanimous Members Action") at a meeting of the Members or by written consent as provided in Section 3.4.5. No Members Action will be deemed for any purpose to have been taken at any meeting of the Members unless and until 100 votes (constituting all the outstanding votes) are duly cast at such meeting in favor of such Members Action which would cause or permit the Company (or any Person acting in the name or on behalf of the Company), directly or indirectly, to take (or commit to take) any of the actions described below in this Section 3.9 (whether in a single transaction or series of related transactions):

(i) to engage, participate or invest in any business outside the scope of the Company Business;

(ii) to make any acquisition or divestiture of any other entity or of any material line of business or business unit, or to merge or consolidate the
       Company with any other entity;

(iii) to amend, alter, revoke or withdraw any provision of this Amended Agreement or the Certificate of Formation;

(iv) to issue, redeem or acquire any Interests (or rights to acquire, or any securities convertible into, Interests) in the Company;

(v) to engage in financing activities, including, without limitation, (a) the borrowing of money or the grant or use of credit, (b) the pledge of any assets or the granting of a security interest in any asset, (c) the granting of any process guaranty or performance guaranty or any guaranty or surety of indebtedness or (d) the entering into any agreement, or adopting any policy, to provide for the indemnification of any Person;

(vi) to file a petition in bankruptcy or to seek any reorganization, liquidation or similar relief on behalf of the Company, or to consent to the filing of a petition in bankruptcy against the Company or to consent to the appointment of a receiver, custodian, liquidator or trustee for the Company for all or any substantial portion of its property;

(vii) to make distributions of Distributable Funds other than as expressly provided for in Article IX;

(viii) subject to the provisions of Section 10.5 (iv) hereof, to enter into, amend, terminate or modify any license agreement or sublicense agreement respecting the licensing of the K-Fuel Technology to any Project Entity or other Person;

(ix) to enter into any agreement (other than as part of a Work Plan which will be governed by Article X below) pursuant to which the Company's commitments can reasonably be expected to exceed $100,000 over the term of such agreement or to amend or modify such an agreement in any material respect;

(x) to commence or settle any litigation or arbitration proceeding by or on behalf of, or in the name or right of, the Company involving any claims for payments in excess of $100,000;

(xi) to delegate to any committee powers or authority to take any action that would otherwise require unanimous approval by the Members, or to delegate to any Member or the Manager powers or authority to take any action that would otherwise require Members Action;

(xii) to enter into, materially amend or terminate any employee benefit plan of the Company;

(xiii) to fix the salary and other compensation (including, without limitation, employee benefits and bonus) of any employee of the Company to the extent such compensation is in excess of $100,000 per annum;

(xiv) to adopt or effect any material change in the Company's accounting policies or practices;

(xv)   to approve or amend or modify the Annual Operating Budget pursuant to
Section 14.2 hereof;

(xvi) to sell, transfer or otherwise dispose of all or substantially all of the Company's assets;

(xvii) to make any demand for additional capital contributions from the Members (provided nothing herein shall restrict the Manager from making funding requests of the Members with respect to and in accordance with the terms of approved Work Plans and the Annual Operating Budget);

(xviii) to amend or modify in any respect the Amended KFx License, the Amended Series A and B License or the KECC License; or

(xix) to conduct any other activity which by the express terms of this Amended Agreement requires the unanimous approval of the Members.

                                  ARTICLE IV
                                   MANAGER.

4.1. Authority of the Manager. (i) The Company shall have a Manager which shall be responsible for administering, managing and overseeing the day-to-day activities and operations of the Company. The Manager prior to the attainment of the Project(s) Target shall be KFx and after the attainment of the Project(s) Target shall be KECC. The Manager shall not be a "manager" as such term is used under the Act but shall be a manager for the limited purposes and with only the specific rights and authority set forth herein. The Manager shall have full power and authority to do all things reasonably necessary or desirable by it to conduct the day-to-day business of the Company (in a manner consistent with the Principal Objective and within the Annual Operating Budget) including, without limitation:

(a)     to administer and carry out Work Plans as are approved under Section
10.3 hereof;

(b) subject to Sections 3.9(viii) and 10.5(iv) hereof, to administer licensing and sublicensing activities and manage the LLC Technology on behalf of the Company;

(c)     to distribute Distributable Funds in accordance with the provisions of
Section 9.1 hereof;

(d) subject to other provisions of this Amended Agreement, to select and dismiss and determine the compensation and other terms of employment or hiring of employees and outside attorneys, accountants, consultants and contractors;

(e) to maintain such insurance for the benefit of the Company and Members as it deems necessary; and

(f) notwithstanding the restrictions upon borrowing money and granting of credit set forth in Section 3.9(v)(a) hereof, to administer and implement the Annual Operating Budget including incurring trade debt on behalf of and in the name of the Company in the ordinary course of business as required to manage and administer such Annual Operating Budget.

        (ii) In performing its duties hereunder, the Manager shall fairly consider the interests of all Members and perform its duties hereunder with the same degree of care as a reasonably prudent manager would exercise in the management of the day-to-day activities of the Company.

        (iii) Notwithstanding any other provision of this Amended Agreement, the Manager (and any marketing manager under Section 11.2) shall not have the power or authority, without specific authorization from the Members acting by Unanimous Members Action, to undertake any of the following:

(a) to do any act which contravenes (or otherwise is inconsistent with) this Amended Agreement, the Amended KFx License, the Amended Series A and B License, the KECC License, or the Amended Confidentiality Agreement or which would make it impossible to carry on the Company Business;

(b)     to confess a judgment against the Company;

(c) to possess Company property other than in the ordinary conduct of the Company Business; or

(d)     to take, or cause to be taken, any of the actions described in Section
3.9.

4.2. No Compensation. Except as otherwise established by Unanimous Members Action, the Manager shall not receive any compensation from the Company for serving in the capacity of Manager and performing the obligations of the Manager hereunder.

4.3. Confidential Information. The Manager shall not be deemed to be a "manager" (as defined in the Act) for purposes of Section 18-305 of the Act and as such will not be authorized to restrict a Member's access to information pursuant to Section 18-305 of the Act. More specifically, each Member hereby acknowledges and agrees that subsections (b) and (c) of Section 18-305 of the Act shall not be applicable to the operations of the Company.

                                   ARTICLE V
                                  EMPLOYEES.

5.1. Loaned Employees. Except as provided in Section 11.2, the selection of a Member's (or its Affiliate's) employee to fill a job position of the Company's and all of the terms of such selection and the nominated employee's service (i) shall be subject to the approval and control of the Manager, (ii) shall be subject to the applicable provisions of Section 3.9 hereof and (iii) shall require a written agreement between the Company and the Member. It is anticipated that such employees shall continue to participate in the compensation and benefit plans of the nominating Member.

                                  ARTICLE VI
                 MEMBER COVENANTS, REPRESENTATIONS AND RIGHTS.

6.1. Nature of Member Obligations. (i) Each Member represents and warrants to the Company and the other Member that (directly or through its Affiliates) it is a sophisticated party possessing extensive knowledge of any experience relating to, and is actively engaged in, numerous businesses, has been represented by legal counsel, is capable of evaluating and has thoroughly considered the merits, risks and consequences of the provisions of this Amended Agreement and is agreeing to such provisions knowingly and advisedly.

        (ii) Except for the administration of licensing and sublicensing activities and the management of the LLC Technology on behalf of the Company pursuant to Section 4.1(b), nothing contained in this Amended Agreement shall be deemed to create any fiduciary or other similar duties between the Members, or any fiduciary or other similar duties to the other Member or to the Company that may be imposed by law upon a Member by virtue of its status as a "member" (as such term is used in the Act) of a Delaware limited liability company. Without limiting the obligation of a Member to comply with the express obligations of such Member set forth in this Amended Agreement, the liability of a Member (including any liability of its Affiliates or its and their respective officers, directors and employees) to the Company for any act or omission by the Member in its capacity as a Member of the Company that is imposed solely by virtue of such Member's status as a "member" (as such term is used in the Act) of a Delaware limited liability company shall be, and hereby is, eliminated, waived and limited to the fullest extent permitted by law.

        (iii) Nothing contained in this Amended Agreement shall be deemed to create for any purpose whatsoever any fiduciary or similar duties between the Manager or a marketing manager (pursuant to Section 11.2 hereof) on the one hand, and the Members on the other hand, it being agreed by the Members that the standard of care to be exercised by the Manager or marketing manager, as the case may be, shall be the standard reflected in Sections 4.1(ii) and 11.2(i) hereof, respectively.

6.2. Transactions with the Company and Project Entities. (i) Subject to any required approval by Members Action and all other applicable provisions hereof, each Member and its Affiliates shall be entitled to enter into contracts and transactions with the Company and Project Entities. All contracts and transactions between the Company or any Project Entity and any Member or its Affiliates shall be on an Arm's-Length Basis. For purposes of this Amended Agreement, "Arm's-Length Basis" means that a contract or transaction between the Company or a Project Entity, on the one hand, and a Member or its Affiliate, on the other hand, shall be upon terms and conditions (including, without limitation, terms and conditions relating to prices and costs) under which an independent, qualified, bona fide third party would enter into a particular transaction in a competitive market.

        (ii) Upon receipt of approval by Unanimous Members Action, a contract or transaction between the Company or a Project Entity and a Member or its Affiliates shall be deemed to have been negotiated and entered into on an Arm's-Length Basis. The terms of each license or sublicense of the K-Fuel Technology (including any amendment thereto made in accordance with the terms of this Amended Agreement) issued to a Project Entity as provided herein, the terms of each Carried Interest Agreement (including any amendment thereto made in accordance with the terms of this Amended Agreement), shall be deemed to have been negotiated and entered into on an Arm's-Length Basis.

        (iii) Each Member agrees to deliver to the other Member a copy of any proposed contract or agreement between the Company or any Project Entity, on the other hand, and such Member or its Affiliate, on the other hand, by written notice to such Member at least ten (10) days prior to entering into such contract or agreement. Any disputes relating to whether any such contract or transaction is on an Arm's-Length Basis shall be submitted to arbitration pursuant to Section 16.9 hereof.

6.3. Membership Interest. All assets contributed to or acquired by the Company shall be owned by the Company. Each Member shall have a right only to its "membership interest" (as such term is used in the Act) in the Company (an "Interest"), and to the maximum extent permitted by applicable law each Member waives any rights to partition of the Company's assets and agrees that it will not seek or be entitled to partition of any such assets, whether by way of physical partition, judicial sale or otherwise, prior to the termination of the Company.

6.4. Access to and Copies of Records and Documents. Notwithstanding any provision of the Act, but subject to the provisions of the Amended Confidentiality Agreement:

        (i) Either Member may examine and copy, in person or by representative, at any reasonable time, all records, contracts, sublicense, documents and other information of the Company.

        (ii) Upon request by either Member, the Company shall provide without charge true copies of the Certification of Formation, this Amended Agreement, all amendments or restatements to such Certification of Formation and this Amended Agreement, and copies of all federal, state, and local income tax returns or information for each of the Company's six most recent tax years.

6.5. Member Covenants. (i) Except as otherwise expressly permitted in Article X of this Amended Agreement, each Member covenants and agrees with the Company and with the other Member as follows:

        (a) it shall not (1) withdraw, retire, resign, or assert that it has been expelled from the Company, (2) dissolve or enter into any proceeding seeking dissolution or (3) make any application for judicial dissolution of the Company;

        (b) it shall not do any act that would make it impossible or impracticable to carry on the Company Business; and

        (c) it shall not act or purport or attempt to act in the conduct of Company Business in a manner inconsistent with any Members Action or in a manner contrary to the agreements of the Members set forth in this Amended Agreement.

            (ii) The Manager and each Member covenants and agrees to refrain from offering, paying, returning or transferring any payment or other thing of value, directly or indirectly, to or for the benefit of any government official (including any officer or employee of a foreign government or any department, agency or instrumentality thereof and any person acting in any official capacity for or on behalf of any such government, department, agency or instrumentality), any foreign political party or official thereof, or any candidate for any foreign political office for the purpose of improperly or unlawfully influencing any official action or decision of such recipient or beneficiary or inducing any recipient or beneficiary to use his influence with a foreign government, department, agency or instrumentality thereof or any foreign political party.

            (iii) KECC represents and warrants that (a) as of the date of this Amended Agreement neither KECC nor any affiliate of KECC has ownership of or any license to use any Technology relating to KFx Technology, and (b) there are no licenses or other agreements to which KECC or any of its Affiliates is a party or by which any of them is bound pursuant to which any third Person claiming by or through KECC may obtain any right, title or interest in or to the KFx Technology as a consequence of the execution and delivery of this Amended Agreement or the consummation of the transactions contemplated hereby. KFx acknowledges and agrees that the Technologies described in Schedule 6.5(iii) hereto shall not be required to be transferred, licensed or otherwise made available by KECC or any KECC Affiliate to the Company and will not otherwise be subject to the terms of this Amended Agreement. In the event that KECC or any KECC Affiliate hereafter develops or acquires in any manner other than the one identified in Section 10.3(iii)(a) hereto any right, title or interest in any Technology relating to KFx Technology, it will cause such Technology and related Improvements to be licensed to the Company on an exclusive, worldwide, fully paid, royalty-free basis (with rights to sublicense as provided below and with rights to modify); provided that (a) legal title to such Technology and any
                   --------
related Improvements shall not be required to be transferred to the Company, KFx or any other Person by KECC or the KECC Affiliate and (b) if such Technology is burdened by any royalty, burden or other concession then the Company or any sublicensee shall take such license subject to the existing royalty, burden or concession. In the event that any royalty, burden or concession burdening such KECC Technology would require the Company to pay any royalties or fees in the absence of production of K-Fuel Products, KFx shall have the right to cause the Company not to accept the license of such KECC Technology. If the Company rejects such KECC Technology, then KECC will have the unrestricted right to use such KECC Technology in any manner and for any purpose other than the production of K-Fuel Products , including the right to issue sublicenses thereof. Each license for such KECC Technology shall be on the terms of the KECC License to be entered into concomitant with the execution and delivery of this Amended Agreement and on such other terms as may then be agreed upon by KECC and KFx including the amount of royalties and license fees owed to any third party and the procedures for payment of such royalties and fees. In the event of termination and liquidation of the Company, or the occurrence of any other event which results in KECC no longer being a Member, such license shall no longer be exclusive but shall be limited to a nonexclusive license to the Company or, in the event the Company shall be terminated or liquidated and not continued as provided in Section 15.2, to KFx, as may be necessary for the Company or KFx to continue to serve Commercial Projects whether in operation or Approved for Construction as required by outstanding sublicenses. The provisions of this Section 6.5(iii) shall not be deemed to limit or waive the rights of KFx under any other provision of this Amended Agreement (including, without limitation, Sections 10.1(iv) or 10.3(iii) hereof) under the Amended KFx License or the Amended Confidentiality Agreement, or otherwise with respect to the KFx Technology and any related Improvements under applicable law, or to limit or waive the rights of Heartland Fuels Corporation under the Series A and B License or the Amended Confidentiality Agreement or otherwise with respect to the Series A and B Technology and any related Improvements under applicable law.

            (iv) KFx covenants and agrees that, subject to the provisions of this Amended Agreement and the provisions of the Amended KFx License, the Amended Series A and B License, and the Amended Confidentiality Agreement, and to the exceptions set forth on Schedule 6.5(iv)(a), the Company will (through the Amended KFx License and the Amended Series A and B License) have access to and right to use (a) all KFx Technology conceived, discovered, developed or otherwise acquired by or on behalf of any Person who has prior to the Effective Date of the Original Agreement owned the KFx Technology or who are licensees of the KFx Technology under licenses to use the KFx Technology that are currently in effect and that grant such access and right to use to KFx or its Affiliates as licensors, and (b) all engineering and construction design, procedures and operational and technical information relating to the K-Fuel facility located at the Fort Union site in Gillette, Wyoming. KFx represents and warrants that, except as set forth on Schedule 6.5(iv), no provision of the licenses and other agreements which grant KFx Technology to third Persons including those agreements listed on Schedule 10.1(i) hereto restricts the ability of KFx to provide to the Company access to and the right to use the above referenced Technology and related improvements and information pursuant to the terms of this Amended Agreement, the Amended KFx License, the Amended Series A and B License, and the Amended Confidentiality Agreement without any requirement of payment or compensation to such third Persons.

            (v) KECC represents and warrants that all Technology relating to KFx Technology which was conceived, discovered, developed or otherwise acquired during the execution of the Initial Work Plan by KECC or any of its Affiliates, including without limitation Rio Tinto, has already been assigned to KFx.

            (vi) KFx represents and warrants that all Technology relating to KFx Technology which was conceived, discovered, developed or otherwise acquired prior to this Amended Agreement is included in KFx Technology.

            (vii) KFx and KECC covenant and agree that they will not use, exploit, license, sublicense, or otherwise transfer the KFx Technology, KECC Technology, or LLC Technology outside of the Company as part of any Technology that is based on the production of K-Fuel Products.

6.6.    Member Representations and Warranties.

6.6.1. By KFx. As of the Effective Date of the Amended Agreement, KFx represents and warrants to KECC as follows:

            (i)   Organization and Existence. (a) KFx is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own or lease all of its properties and assets and to carry on its business. KFx further has full corporate power and authority to execute and deliver this Amended Agreement, to grant to the Company the Amended KFx License and to consummate the transactions contemplated by this Amended Agreement. The execution and delivery of this Amended Agreement and the Amended KFx License and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of KFx and each of this Amended Agreement and the Amended KFx License is a valid and binding obligation of KFx enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and general equitable principles.

            (b) Heartland Fuels Corporation is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin and has full corporate power and authority to own or lease all of its properties and assets and to carry on its business. Heartland Fuels Corporation is owned 85 percent by KFx, 5 percent by the Koppelman Marital Trust and the Koppelman Survivors Trust, and 10 percent by KSA. Heartland Fuels Corporation further has full corporate power and authority to execute and deliver and grant to the Company the Amended Series A and B License. The execution and delivery of the Amended Series A and B License and the consummation of the transactions contemplated thereby and hereby have been duly and validly authorized by all necessary corporate action on the part of Heartland Fuels Corporation and the Amended Series A and B License is a valid and binding obligation of Heartland Fuels Corporation, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and general equitable principles.

            (ii)  Violation of Agreements; Consents. The execution and delivery
                  ---------------------------------
of this Amended Agreement, the Amended KFx License and the Amended Series A and B License by KFx and Heartland Fuels Corporation, as the case may be, does not, and the fulfillment of the terms, compliance with the provisions hereof, and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach of or default under, or in an occurrence which with the lapse of time or action by a third party could result in a default under, or give rise to any right of termination, cancellation or acceleration with respect to, any of the terms, conditions or provisions of any contract, lease or agreement to which KFx, Heartland Fuels Corporation or any of their respective Affiliates is a party or by which it is bound, (b) violate any order, writ, injunction or decree applicable to KFx, Heartland Fuels Corporation or any of their respective Affiliates or (c) conflict with or result in a default under any provision of the charter or bylaws of KFx, Heartland Fuels Corporation or any of their respective Affiliates. No consent or approval by, or filing with, any governmental authority or third Person which shall not have been obtained on or prior to the Effective Date of the Amended Agreement is required in connection with the execution and delivery by KFx of this Amended Agreement or the Amended KFx License or by Heartland Fuels Corporation of the Amended Series A and B License or for the consummation by KFx or Heartland Fuels Corporation of the transactions contemplated hereby.

            (iii) Litigation. There is no legal action, suit or any civil,
                  ----------
criminal, administrative, or judicial arbitration or other such proceeding or governmental investigation pending or, to the knowledge of KFx, threatened against KFx, Heartland Fuels Corporation or any of their Affiliates which could have a material adverse effect on the Company, or an adverse effect on KFx's rights to the KFx Technology or on Heartland Fuels Corporation's rights to the Series A and B Technology or to the Company's rights under the Amended KFx License or the Amended Series A and B License.

            (iv)  Violation of Laws. None of KFx, Heartland Fuels Corporation or
                  -----------------
any of their respective Affiliates are in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, ordinance, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, the penalty for which would have a material adverse effect on the Company or an adverse effect, on KFx's rights to the KFx Technology or on Heartland Fuels Corporation's rights to the Series A and B Technology or on the Company's rights under the Amended KFx License or the Amended Series A and B License.

            (v)  KFx Intangible Assets. Schedule 6.6.1(v) hereto sets forth: (a)
                 ---------------------
all patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names and copyrights included in the KFx Technology and the Series A and B Technology (1) which KFx, Heartland Fuels Corporation or any of their respective Affiliates or predecessors owns or in which KFx, Heartland Fuels Corporation or any of their respective Affiliates has any rights or proprietary interest and (2) which are used or useful in the manufacture or production of

K-Fuel Products, (b) all license agreements currently in effect involving KFx Technology and/or the Series A and B Technology, as to which KFx or any KFx Affiliate or any predecessor is licensor or licensee and (c) a listing of all agreements currently in effect relating in any way to KFx's, Heartland Fuels Corporation's and their respective Affiliates' rights in and to the KFx Technology and Series A and B Technology and the right to grant the Amended KFx License and the Amended Series A and B License and to perform their obligations hereunder and thereunder with respect to the KFx Technology and the Series A and B Technology including, without limitation, such agreements that affect use or disclosure of the KFx Technology.

            (vi)  Except as set forth in Schedule 6.6.1(vi) hereto:

            (a) KFx owns good and valid title to the KFx Technology (including, without limitation, the related patents) free and clear of all liens, claims or encumbrances of any kind or character other than the license issued by KFx to Heartland Fuels Corporation respecting the use of Series A and B Technology as it relates to the beneficiation or restructuring of coal or coal related feedstocks. Heartland Fuels Corporation is the exclusive licensee of the Series A and B Technology as it relates to coal or coal related feedstock applications and all of its rights thereto are free and clear of all liens, claims or encumbrances of any kind or character;

            (b) There are no pending or, to the knowledge of KFx, threatened infringement claims against KFx, Heartland Fuels Corporation or any of their respective Affiliates by any Person with respect to any of the foregoing items nor has any such item been declared invalid or been limited by any court or agreement;

            (c) The licenses granted by KFx and Heartland Fuels Corporation to the Company will afford the Company at all times after the Effective Date of the Original Agreement the exclusive rights (subject only to the limited exceptions to exclusivity set forth in Schedule 10.1(i) hereto) to use the KFx Technology and the nonexclusive rights to use all trademarks, copyrights, tradenames and servicemarks owned by KFx, Heartland Fuels Corporation or their respective Affiliates necessary for the conduct of the business of the Company;

            (d) In those countries in which KFx has patents or in which patents have been applied for and would be given subject to the laws of the applicable jurisdiction, the use of the KFx Technology as contemplated by this Amended Agreement in research and development activities, the preparation of Feasibility Studies and in the construction and operation of Commercial Projects does not and will not infringe on the rights of any other Person;

            (e) All renewals and all fees and payments which are due on or before the date of this Amended Agreement for all of the foregoing items have been met or paid, and none of such items is the subject of any pending interference, reexamination, opposition, cancellation or other protest proceeding; and

            (f) To the knowledge of KFx, there is no foreign or domestic protest which could be expected to restrict the Company from practicing, licensing or otherwise exploiting the KFx Technology. Furthermore, KFx is not aware of any use of any Technology by a third Person which could constitute an infringement or violation of the rights of KFx in and to the KFx Technology.

6.6.2. By KECC. As of the Effective Date of the Amended Agreement, KECC represents and warrants to KFx as follows:

            (i)   Organization and Existence. KECC is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease all of its properties and assets and to carry on its business. KECC further has full corporate power and authority to execute and deliver this Amended Agreement, and to consummate the transactions contemplated by this Amended Agreement. The execution and delivery of this Amended Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of KECC and this Amended Agreement is a valid and binding obligation of KECC, enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and general equitable principles.

            (ii)  Violation of Agreements; Consents. The execution and delivery
                  ---------------------------------
of this Amended Agreement by KECC do not, the fulfillment of the terms and compliance with the provisions hereof will not, and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach of or default under, or in an occurrence which with the lapse of time or action by a third party could result in a default under, or give rise to any right of termination, cancellation or acceleration with respect to any of the terms, conditions or provisions of any contract, lease or agreement to which KECC or any of its Affiliates is a party or by which it is bound, (b) violate any order, writ, injunction or decree applicable to KECC or any of its Affiliates or (c) conflict with or result in a default under any provision of the charter or bylaws of KECC or any of its Affiliates. No consent or approval by, or filing with, any governmental authority or third Person which shall not have been obtained on or prior to the Effective Date of the Amended Agreement is required in connection with the execution and delivery by KECC of this Amended Agreement or for the consummation by KECC of the transactions contemplated hereby.

            (iii) Litigation. There is no legal action, suit or any civil,
                  ----------
criminal, administrative, or judicial arbitration or other such proceeding or governmental investigation pending or, to the knowledge of KECC, threatened against KECC or any of its Affiliates which would have a material adverse effect on the Company.

            (iv)  Violation of Laws. Neither KECC nor any of its Affiliates is
                  -----------------
in violation of or in default with respect to any applicable law or any applicable rule, regulation or order, ordinance, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentally, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentally, the penalty for which would have a material adverse effect on the Company.

            (v)   KECC Intangible Assets. Schedule 6.6.2(v) hereto sets forth:
(a) all patents, patent applications and copyrights included in the KECC Technology (1) which KECC or any of their respective Affiliates or predecessors owns or in which KECC has any rights or proprietary interest and (2) which are used or useful in the manufacture or production of K-Fuel Products, (b) all license agreements currently in effect involving KECC Technology, as to which KECC or any KECC Affiliate or any predecessor is licensor or licensee and (c) a listing of all agreements currently in effect relating in any way to KECC's and its respective Affiliates' rights in and to the KECC Technology and the right to grant the KECC License and to perform their obligations hereunder and thereunder with respect to the KECC Technology including, without limitation, such agreements that affect use or disclosure of any patents of KECC Technology.

            (vi)  Except as set forth in Schedule 6.6.2(vi) hereto:

                  (a) KECC owns good and valid title to the KECC Technology which is licensed to the Company pursuant to the KECC License (including, without limitation, the related patents) free and clear of all liens, claims or encumbrances of any kind or character;

                  (b) There are no pending or, to the knowledge of KECC, threatened infringement claims against KECC or any of their respective Affiliates by any Person with respect to any of the foregoing items nor has any such item been declared invalid or been limited by any court or agreement;

                  (c) The licenses granted by KECC to the Company will afford the Company at all times after the Effective Date of the Original Agreement the exclusive rights to use the KECC Technology which is licensed to the Company pursuant to the KECC License;

                  (d) In those countries in which KECC has patents or in which patents have been applied for and would be given subject to the laws of the applicable jurisdiction, the use of the KECC Technology as contemplated by this Amended Agreement in research and development activities, the preparation of Feasibility Studies and in the construction and operation of Commercial Projects does not and will not infringe on the rights of any other Person;

                  (e) All renewals and all fees and payments which are due on or before the date of this Amended Agreement for all of the foregoing items have been met or paid, and none of such items is the subject of any pending interference, reexamination, opposition, cancellation or other protest proceeding; and

                  (f) To the knowledge of KECC, there is no foreign or domestic protest which could be expected to restrict the Company from practicing, licensing or otherwise exploiting the KECC Technology which is licensed to the Company pursuant to the KECC License. Furthermore, KECC is not aware of any use of any Technology by a third Person which could constitute an infringement or violation of the rights of KECC in and to the KECC Technology which is licensed to the Company pursuant to the KECC License.

6.6.3. Survival. The representations and warranties made by KECC and KFx, respectively, shall survive the execution of this Amended Agreement.

6.7.    Indemnification.

6.7.1. Each Member hereby agrees to indemnify and hold harmless the Company and the other Member, its Affiliates and each director, officer and employee of such other Member, its Affiliates and the Company without duplication from and against any and all losses, claims, damages, expenses and liabilities arising out of or in connection with the business or affairs of the Company (collectively, "Indemnified Losses"), which arise out of any breach by such Member of any provision of this Amended Agreement or the Amended Confidentiality Agreement including, without limitation, a breach of any representation or warranty made by such Member in this Article VI.

6.7.2.  Promptly after receipt by a Person entitled to indemnification under
Section 6.7.1 (an "Indemnified Party") of notice of any pending or threatened claim against it (an "Action"), such Indemnified Party shall give notice to the party to whom the Indemnified Party is entitled to look for indemnification (the "Indemnifying Party") of the commencement thereof, but the failure to so notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the Indemnifying Party demonstrates that it is prejudiced thereby. In case any Action that is subject to indemnification under Section 6.7.1 shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. Following notice to the Indemnified Party by the Indemnifying Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding an Indemnifying Party's election to assume the defense of any such Action that is subject to indemnification under Section 6.7.1, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party, would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnifying Party and the Indemnified Party, and the

Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party in which case the Indemnifying Party shall not have the right to assume the defense of such action on the Indemnified Party's behalf, (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Action, or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. If an Indemnifying Party assumes the defense of such action, (a) no compromise or settlement thereof may be effected by the Indemnifying party without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (1) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made by or against the Indemnified Party and (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (b) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

6.7.3.  No Indemnifying Party shall be liable to the other under this Section
6.7 for any Indemnified Loss until the aggregate amount otherwise required to be paid by such Indemnifying Party to all Indemnified Parties under this Section
6.7 exceeds a cumulative total of $100,000, whereupon such Indemnified Party shall become liable for the entire amount required to be paid under this Section
6.7 (including, without limitation, such $100,000 amount).

6.7.4. The indemnities contained in this Section 6.7 shall survive the termination and liquidation of the Company for a period of four years following such termination and liquidation.

6.8. Kennecott Guaranty. On the Effective Date of the Original Agreement, KECC caused Kennecott Energy and Coal Company to execute and deliver to KFx a guarantee in the form of Exhibit C attached to the Original Agreement ("the Kennecott Guaranty"). On the Effective Date of the Amended Agreement, KECC shall cause Kennecott Energy and Coal Company to execute and deliver to KFx an Acknowledgment and Reaffirmation of Guaranty in the form of Exhibit C hereto.

6.9. Confidentiality Agreement. On the Effective Date of the Amended Agreement, each Member shall execute and deliver to the Company and the other Member an amended confidentiality agreement in form satisfactory to each of the Members (the "Amended Confidentiality Agreement"). The Members agree that the Amended Confidentiality Agreement shall govern the disclosure of proprietary or confidential information by the Members and by the Company. Each of the Members agrees that it and each of its Affiliates will hold all K-Fuel Technology in strict confidence and treat it as proprietary information and not use the K-Fuel Technology (for itself or the benefit of any third Person) except for the conduct of the Company Business under this Amended Agreement as set forth in the Amended Confidentiality Agreement.

                                  ARTICLE VII
                            CAPITAL CONTRIBUTIONS.

7.1. Initial Capital Contributions by Members. On the Effective Date of the Original Agreement, KECC made a cash contribution to the Company of One Million One Thousand Dollars ($1,001,000) and KFx made a cash contribution of One Thousand Dollars ($1,000).

7.2.    Additional Capital Contributions.  Without limiting the provisions of
Article X, no additional contributions of cash or other property shall be required of any Member except by Unanimous Members Action.

7.3. No Withdrawal. A Member shall not be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Company, except as provided in Article IX and Article XV hereof.


                                 ARTICLE VIII
                               CAPITAL ACCOUNTS;
                    ALLOCATION OF NET INCOME AND NET LOSS.

8.1. Definition of Members' Capital Accounts. The term "Capital Account," when used in respect of any Member, shall mean the Capital Account maintained for such Member hereunder which shall have an initial balance equal to the cash amount or Net Agreed Value of such Member's Capital Contribution and which shall be adjusted as follows:

8.1.1.  Increased by

(i) The amount of Net Income and other items of income and gain computed as provided in Section 8.2 and allocated to such Member pursuant to Sections 8.3 and 8.4 hereof, and

(ii) The cash amount or Net Agreed Value of any additional Capital Contributions made by such Member;

8.1.2.  Decreased by

(i) The amount of Net Loss and other items of loss and deduction computed as provided in Section 8.2 and allocated to such Member pursuant to Sections 8.3 and 8.4 hereof,

(ii) The amount of cash and the Net Agreed Value of any property distributed to such Member; and

8.1.3. Increased or decreased to reflect other items not taken into account under Section 8.1.1 or 8.1.2 above as necessary to comply with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv) (or any successor provision thereto).

8.1.4.  (i)   Consistent with the provisions of Treasury Regulation Section
1.704-1(b)(2)(iv)(f), on a contribution of cash or property to the Company after the issuance of the initial Member Interests, the Capital Accounts of all Members and the Carrying Value of each item of Company property shall, immediately prior to any such contribution, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized as gain or loss on an actual sale of each such property immediately prior to such contribution and had been allocated to the Members at such time as provided in
Section 8.3.

        (ii) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Member's Interest), the Capital Accounts of all Members and the Carrying Value of each item of Company property shall, immediately prior to any such distribution, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized as gain or loss on an actual sale of each such property immediately prior to such distribution and had been allocated to the Members at such time as provided in Section 8.3.

8.1.5. No Interest on Capital Accounts. No Member shall receive interest on the amount credited to such Member's Capital Account.

8.1.6. Transferees. A transferee of an Interest in the Company shall succeed to the Capital Account attributable to the Interest, and there shall be no adjustment to the Capital Accounts as a result of the transfer.

8.2. Net Income and Net Loss Computation. Net Income and Net Loss for each tax year shall be determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a) (1) of the Code shall be included in taxable income or loss), with the adjustments set forth herein.

8.2.1. Any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss.

8.2.2. All fees and other expenses incurred by the Company to promote the sale of (or to sell) an interest that can neither be deducted nor amortized under
Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred.

8.2.3. Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

8.2.4. In accordance with Treasury Regulation (S)1.704-1(b)(2)(iv)(g), any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

8.2.5. Any depreciation, amortization, depletion, or other cost recovery deductions for such tax year or part thereof shall be determined using the same method of depreciation as used for federal income as if the adjusted basis of the property were equal in amount to the Company's Carrying Value with respect to such property. The amount of depreciation, depletion or other cost recovery deduction shall be computed under the rules set forth in Treasury Regulation
(S)1.704-1(b)(2)(iv)(g) and, if applicable, in Treasury Regulation (S)1.704-3(d)(2).

8.2.6. Such Net Income or Net Loss shall be deemed not to include any income, gain, loss, deduction, or other item thereof allocated pursuant to
Section 8.6.

8.3. Allocation Among Members. Subject to the provisions of Section 8.6.2., Net Income and Net Loss shall be allocated among the Members in proportion to their Percentage Interests; provided that all items of loss, deduction and credits resulting from the expenditure by the Company of the $1,000,000 payment to KFx pursuant to Section 10.1(iii) hereof and the expenditure by the Company of the amounts contributed by KECC to the Company to fund Research and Development Costs under the Initial Work Plan shall be allocated 100% to KECC. All items of loss, deduction and credits resulting from the expenditure by the Company of the $1,000,000 contribution by KFx to the Company pursuant to Section 10.1(iii) shall be allocated 100% to KECC. Further, all items of loss, deduction and credits resulting from contributions to the Company to fund Work Plans undertaken and funded by only one Member pursuant to
Section 10.3(ii) shall be allocated 100% to that Member.

8.4.       Regulatory Allocations. Prior to making any allocations provided in
Section 8.3, the following mandatory allocations shall be made:

8.4.1 Limitation on Loss Allocations. The Net Loss allocated to any Member pursuant to Section 8.3 with respect to any tax year shall not exceed the maximum amount of Net Loss that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such tax year. All Net Losses in excess of the limitation set forth in this Section 8.4.1 shall be allocated (i) first, to those Members who will not be subject to this limitation, in the ratio their Interests bear to each other, and (ii) second, any remaining amount to the Members in the manner required by the Code and the Treasury Regulations.

8.4.2. Qualified Income Offset. Except as provided in Section 8.4.3 hereof, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations (S)(S)1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) which causes or increases an
Adjusted Capital Account Deficit, items of Company income and gains shall be specially allocated as quickly as possible to such Member in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit created or increased by such adjustments, allocations or distributions.

8.4.3. Nonrecourse Debt Allocations. Notwithstanding any other provision of this Section 8.4, each Member shall be allocated items of Company income and gain in each fiscal year as necessary to comply with the Allocation Regulations and Treasury Regulation Section 1.704-2 relating to nonrecourse debt (i.e., nonrecourse liabilities as defined in Treasury Regulation Section 1.752-2 and partner nonrecourse debt as defined in Treasury Regulation Section 1.704-2(b)). This Section 8.4.3 is intended to comply with the minimum gain chargeback requirements of Treasury Regulations (S)(S)1.704-2(f) and 1.704-2(i)(4) and shall be interpreted consistently therewith.

8.4.4.     Curative Allocations.  The special allocations set forth in Section
8.4.1 through Section 8.4.3 (the "Regulatory Allocations") are intended to comply with the Allocation Regulations and Treasury Regulation Sections 1.704-2 and 1.752-1 through 1.752-5. Notwithstanding any other provisions of this
Section 8.4, the Regulatory Allocations shall be taken into account in allocating Net Income, Net Loss and other items of income, gain, loss and deduction among the Members such that, to the extent possible, the net amount of such allocations of Net Income, Net Loss and other items and the Regulatory Allocations to each member shall be equal to the net amount that would have been allocated to each member if the Regulatory Allocations had not occurred.

8.4.5. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to the Allocation Regulations to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to the Allocation Regulations.

8.4.6. Change in Regulations. If the Treasury Regulations incorporating the Regulatory Allocations are hereafter changed or if new Treasury Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of independent tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VIII would not be respected for federal income tax purposes, the Members shall make such reasonable amendments to this Amended Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member pursuant to these Regulations.

8.4.7. Gross Income Allocations. In the event any Member has an Adjusted Capital Account Deficit; such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible.

8.5. Change in Members' Interests. If there is a change in any Member's share of the Net Income or Net Loss or other items of the Company during any tax year, allocations among the Members shall be made in accordance with their Interests in the Company from time to time during such tax year in accordance with Section 706 of the Code, using the closing-of-the-books method, except that depreciation shall be deemed to accrue ratably on a daily basis over the entire tax year during which the corresponding asset is owned by the Company if such asset is placed in service prior to or during the tax year.

8.6. Allocations for Tax Purposes. Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, deduction and credit which is recognized by the Company shall be allocated for federal income tax purposes among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 8.3 and
8.4 hereof.

8.6.1. Elimination of Book/Tax Disparities. In determining a Member's allocable share of Company taxable income, the Member's allocable share of items of Net Income and Net Loss shall be properly adjusted to reflect the difference between such Member's share of the adjusted tax basis and the Carrying Value of Company assets. Items of gain, income, deduction, or loss shall be allocated to the Members in a manner designed to eliminate, to the maximum extent and as quickly as possible, book/tax disparities in contributed property or property revalued under Treasury Regulation (S)1.704-1(b)(2)(iv)(f) resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under this Section.

8.6.2. Allocation of Items Among Members. (i) Except as otherwise provided in Section 8.6.1, each item of income, gain, loss and deduction and all other items governed by Section 702(a) of the Code shall be allocated among the Members pro rata in proportion to the allocation of Net Income, Net Loss, and other items to the Members hereunder, provided that any gain recognized from any disposition of a Company asset that is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in the same ratio as the prior allocations of Net Income, Net Loss, or other items that included such depreciation or amortization, but not in excess of the gain otherwise allocable to each Member.

8.6.3. Section 754 Elections. All items of income, gain, loss, deduction, credit and basis allocation recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided that such allocations, once made,
                                 --------
shall be adjusted as necessary or appropriate to take into account the adjustments permitted by Sections 734 and 743 of the Code.

8.6.4. Credits. Credits shall be allocated among the Members in accordance with the allocation of Section 8.3 unless Treasury Regulation Section 1.704-1(b)(4)(ii) shall otherwise require.

8.6.5. Excess Nonrecourse Liabilities. Excess Nonrecourse Liabilities shall be allocated in a manner mutually agreed to by the Members, to the extent permissible under Treasury Regulation (S)1.752-3(a)(3).

8.6.6. Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 8.6 and hereby agree to be bound by the provisions of this Section 8.6 in reporting their share of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

                                  ARTICLE IX
                                DISTRIBUTIONS.

9.1. Distributions. Distributable Funds will be distributed to the Members in accordance with their respective Percentage Interests. The Manager shall cause the Company to make distributions of Distributable Funds at such intervals of time as the Members may agree by Unanimous Members Action.

9.2. Distributions Upon Liquidation. On the winding up of the Company pursuant to Section 15.1 hereby, all assets of the Company shall be distributed in accordance with Sections 15.3 and 15.4.

                                   ARTICLE X
                       TECHNOLOGY LICENSES; DEVELOPMENT
                       ACTIVITIES; COMMERCIAL PROJECTS.

10.1. Technology Licenses. (i) Amended licenses and new licenses will be required under the Amended Agreement as follows:

               (a) Pursuant to the Original Agreement, KFx executed and delivered to the Company an exclusive (as against KFx and all others except for the limited exceptions to exclusivity set forth in Schedule 10.1(i) hereto) fully-paid, royalty free right and license to use the

KFx Technology, the Series A and B Technology (except to the extent it pertains to the beneficiation or restructuring of coal or coal related feedstocks) and any related Improvements thereto anywhere in the world, in substantially the form of the license agreement attached to the Original Agreement as Exhibit A. On the Effective Date of the Amended Agreement, KFx will execute and deliver to the Company an exclusive (as against KFx and all others except for the limited exceptions to exclusivity set forth in Schedule 10.1(i) hereto and in Section 2.4(ii) of this Amended Agreement) fully-paid, royalty free right and license to use the KFx Technology, the Series A and B Technology (except to the extent it pertains to the beneficiation or restructuring of coal or coal related feedstocks) and any related Improvements thereto anywhere in the world, in substantially the form of the amended license agreement attached to this Amended Agreement as Exhibit A (the "Amended KFx License").

               (b) Pursuant to the Original Agreement, KFx caused Heartland Fuels Corporation to execute and deliver to the Company an exclusive (as against Heartland Fuels Corporation and all others except for the limited exceptions to exclusively set forth in Schedule 10.1(i) hereto) fully-paid, royalty free right and license to use the Series A and B Technology as it pertains to the beneficiation or restructuring of coal or coal related feedstocks and related Improvements anywhere in the world, in substantially the form of the license agreement attached to the Original Agreement as Exhibit B. On the Effective Date of the Amended Agreement, KFx will cause Heartland Fuels Corporation to execute and deliver to the Company an exclusive (as against Heartland Fuels Corporation and all others except for the limited exceptions to exclusivity set forth in
Schedule 10.1(i) hereto and in Section 2.4(ii) of this Amended Agreement) fully-paid, royalty free right and license to use the Series A and B Technology as it pertains to the beneficiation or restructuring of coal or coal related feedstocks and related Improvements anywhere in the world, in substantially the form of the amended license agreement attached to this Amended Agreement as Exhibit B (the "Amended Series A and B License").

               (c) On the Effective Date of the Amended Agreement, KECC will execute and deliver to the Company an exclusive (as against KECC and all others except for the limited exception to exclusivity set forth in Section 2.4(ii) of this Amended Agreement) fully-paid, royalty free right and license to use any KECC Technology and related Improvements as they pertain to the production of K-Fuel Products anywhere in the world, in substantially the form of the license agreement attached to this Amended Agreement as Exhibit E (the "KECC License").

               (ii) The Company shall have the right and authority to grant and enter into licenses and sublicenses of K-Fuel Technology (including the KECC Technology licensed to the Company pursuant to Section 10.3(iii)(a), the KFx Technology licensed to the Company pursuant to Section 10.3(iii)(a), and the LLC Technology) to Project Entities and to Persons other than Project Entities pursuant to the provisions and subject to the limitations set forth in this Amended Agreement (including, without limitation, Section 3.9 (viii) hereof) and in the Amended KFx License, the Amended Series A and B License, and the KECC License; provided, that each such license or sublicense shall contain at least the terms and provisions set forth on Schedule 10.1(ii)(A) attached hereto and shall provide for payment to KFx of the royalties, license fees, and carried interest set forth on Schedule 10.1(ii)(B) attached hereto.

               (iii) KECC acknowledges its understanding and agreement that $1,000,000 of the initial capital contribution which was to be made by KECC to the Company, pursuant to Section 7.1 of the Original Agreement, was to be paid by the Company to KFx in consideration for KFx entering into the Original Agreement and providing to KECC the opportunity to become a Member of the Company. In this connection, the Company paid to KFx such $1,000,000 consideration on the Effective Date of the Original Agreement. On the Effective Date of this Amended Agreement, KECC shall pay to KFx the sum of $2,000,000 by wire transfer (or as otherwise directed by KFx), $1,000,000 of which is in consideration for KFx entering into this Amended Agreement. The remaining $1,000,000 of the payment from KECC to KFx will be treated as an initial license fee to KFx under Section 10.1(ii) and under the Amended KFx License for a Commercial Project with a capacity in excess of 666,667 tons of annual rated production capacity to be constructed at a location of KECC's choice inside or outside the United States. If the Commercial Project is to be constructed inside the United States, KECC shall give 30 days notice of the location to KFx. The $1,000,000 payment will be applied against the license fee to KFx with respect to the first 666,667 tons of annual rated production capacity of such Commercial Project. This $1,000,000 initial license fee shall not be refunded or offset against any other amounts payable by KECC or any of its Affiliates to KFx or any of its Affiliates, even if KECC does not elect to form a Project Entity to construct a Commercial Project. On the date of this Amended Agreement, KFx shall contribute to the Company $1,000,000 to fund a Work Plan to be conducted by KECC or a KECC Affiliate. Any Technology relating to KFx Technology that is developed through the Work Plan funded by KFx's $1,000,000 contribution shall be KECC Technology, provided that KECC will have the same obligation to license the KECC Technology to the Company on the same terms as if KECC had developed the Technology through a Work Plan undertaken and funded solely by KECC pursuant to
Section 10.3(ii) of this Amended Agreement and licensed the Technology to the Company pursuant to Section 10.3(iii)(a) of this Amended Agreement. Payments to be made under the Work Plan will be approved and countersigned by both Members.

               (iv) KFx shall retain legal title and ownership to the K-Fuel Technology (other than the KECC Technology and the LLC Technology). The legal title and ownership of Improvements to any K-Fuel Technology shall be determined in accordance with the provisions of this Amended Agreement.

               (v) Except for the limited exceptions to exclusivity set forth in
Schedule 10.1(i) hereto, none of KFx, Heartland Fuels Corporation or any of their respective Affiliates will have any right to and KFx and Heartland Fuels Corporation agree not to (and to cause their respective Affiliates not to) utilize, license or make available to any third Person, the K-Fuel Technology or any Improvements during the term of this Amended Agreement except as expressly permitted in this Amended Agreement or in the Amended Confidentiality Agreement.

               (vi) KFx and KECC agree that in the event the Company is not taking necessary action to enforce or preserve the Company's rights in any K-Fuel Technology, including the Company's rights to LLC Technology and the Company's rights under the Amended KFx License, the Amended Series A and B License, or the KECC License, then KFx or KECC may provide written notice to the Company requesting that such action be taken. If such action is not taken by the Company within thirty (30) days following receipt by the Company of such notice (or a shorter period if required to avoid the loss or impairment of the Company's rights under such license), the Member issuing the notice shall (without the requirement of any Members Action) have the authority on behalf of the Company, and at the Company's expense, to take all actions as may be necessary to enforce the Company's rights in any K-Fuel Technology. The Company and the Member not issuing the notice will, at the Company's expense, cooperate and join in such action if necessary to maintain standing upon the request of the Member issuing the notice.

                 (vii) The Company shall not have any right to construct Commercial Projects under the Amended KFx License, the Amended Series A and B License and the KECC License but rather its rights shall be limited to the right to use the K-Fuel Technology for Company Business and to grant sublicenses in accordance with the terms of this Amended Agreement. Neither the Company nor any other Person acting on behalf of the Company or pursuant to such licenses shall have any right to build Commercial Projects or to make, sell, or have made or sold K-Fuel Products or to use the K-Fuel Technology except (a) for purposes of conducting Company Business and (b) pursuant to licenses or sublicenses granted by the Company under the provisions of such licenses and of this Amended Agreement.

               (viii) No Member shall be entitled to any claim on, access to, interest in or other right to any Technology which is the subject matter of this Amended Agreement and title to which is held by another Member, except as expressly and specifically provided in this Amended Agreement, the Amended KFx License, the Amended Series A and B License, the KECC License, any license to LLC Technology granted by the Company, any sublicense granted by the Company as provided in this Amended Agreement, or as is expressly and specifically granted in writing by the titled Member.

10.2. Initial Work Plan. The Initial Work Plan was defined in Section 10.2 of the Original Agreement. KFx and KECC agree that all requirements and tasks of the Initial Work Plan (IWP) are deemed to have been completed as of the date of this Amended Agreement. This agreement by the Members to completion of the Initial Work Plan is in lieu of, and is in all respects equivalent to, Unanimous Member Action pursuant to Section 3.9 of this Amended Agreement.

10.3. Work Plans (i) If either Member desires that the Company or any Member undertake any research and development activities related to K-Fuel Technology or any Feasibility Study preparation then such Member (independently or with the cooperation and participation of the other Member), prior to undertaking any such research and development activities or Feasibility Study preparation, will prepare and submit to the Members for their consideration in accordance with

Section 10.3 a Work Plan which sets forth in reasonable detail (a) the research and development activities or Feasibility Study preparation which are being proposed that the Company undertake, (b) the estimated time for completion of each component of such research and development activities or Feasibility Study preparation, (c) the estimated Research and Development Costs projected for completion of each component of such research and development activities or Feasibility Study preparation and (d) a maximum funding amount to be required from the Members under such Work Plan. The Company will be the sole vehicle and entity through which all research and development activities, and Feasibility Study preparation involving the K-Fuel Technology and K-Fuel Products is conducted.

(ii) If a Work Plan submitted to the Members pursuant to this Section 10.3 is approved by Unanimous Members Action within thirty (30) days of submission then the Work Plan will be undertaken by the Company and all Research and Development Costs which are incurred by the Company in the conduct of the research and development activities or Feasibility Study preparation specified in such Work Plan shall be funded by the Members in accordance with their relative Percentage Interests up to the maximum funding obligation agreed for such Work Plan. Such amounts will be funded through the Company and constitute capital contributions to the Company by the Members. Each Member agrees that at the time it approves or otherwise elects to participate in a Work Plan, it will be required to and will deliver to the Company such amount of monies as is required to fund such Member's proportionate share of the Research and Development Costs projected to be necessary to complete such Work Plan or such other amount as the Members may agree upon by Unanimous Members Action. In the event that a Work Plan is not approved by Unanimous Members Action within thirty (30) days of submission, then the Member approving such Work Plan shall be entitled to undertake (for the benefit of the Company) the research and development activities or Feasibility Study preparation set forth in such Work Plan provided that (a) such Member funds 100% of the Research and Development Costs required to undertake such Work Plan including, without limitation, the labor, overhead and other direct or indirect costs, associated with the implementation of such Work Plan (which shall be an expense of such Member and shall not constitute a capital contribution by such Member to the Company), (b) such Work Plan can be undertaken without adversely impacting the Company Business or the Company's efforts to reach the Principal Objective and (c) the research and development activities or Feasibility Study preparation specified in such Work Plan do not require the Company to reallocate its resources or efforts in such a manner that materially interferes with performing approved Work Plans which at such time are being conducted by the Company. The Members acknowledge and agree that a Member which elects not to participate in a particular Work Plan may, at any time prior to the date such Work Plan is completed, elect to participate in such Work Plan by providing written notice to the other Member pursuant to which such nonparticipating Member agrees (a) to reimburse the participating Member for the portion of the expenses theretofore incurred by the participating Member for Research and Development Costs under such Work Plan equal to the percentage of the nonparticipating Member's Percentage Interest in the Company plus a Return on Capital on such reimbursement amount and (b) agrees to pay a proportionate amount of the future Research and Development Costs which arise under such Work Plan, if applicable. KFx and

KECC agree that, notwithstanding the provisions of Section 10.3(iv) hereof, the Member administering such Work Plan shall continue to administer the Work Plan after the Member which initially did not participate in such Work Plan exercises its right to participate in such Work Plan. For avoidance of doubt, KFx shall have no obligation to reimburse KECC for any portion of the amounts contributed to the Company by KECC to fund the Initial Work Plan pursuant to Section 10.2
(i) of the Original Agreement as a condition to participation in any Commercial Project.

(iii) After the date of this Amended Agreement, title to Technology and Improvements shall be determined as follows:

(a) Title to Technology relating to KFx Technology and Improvements developed after the date of this Amended Agreement pursuant to each Work Plan undertaken and funded by only one Member pursuant to Section 10.3(ii) shall be vested in that Member and become part of that Member's Technology (KFx Technology or KECC Technology, as applicable), and shall be licensed to the Company on an exclusive, world-wide, fully paid, royalty free basis with the right for the Company to sublicense such Technology pursuant to Section 10.1(ii) of this Amended Agreement and with rights to modify; provided that, if the other Member shall reimburse the funding Member as provided in Section 10.5(ii)(b), such Technology and Improvements shall be the property of the Company and become LLC Technology.

(b) Title to Technology and Improvements developed after the date of this Amended Agreement pursuant to each Work Plan undertaken by the Company pursuant to Section 10.3(ii) and funded by the Members in accordance with their Percentage Interest shall be vested in the Company and become LLC Technology, and the Company shall have the right to license the LLC Technology pursuant to
Section 10.1(ii) of this Amended Agreement.

(iv) The Manager shall have responsibility for administering all Work Plans which are approved by Unanimous Members Action. The Manager shall from time to time submit to the Members a written request for funding of Research and Development Costs under each such Work Plan. Each such request shall include a certification from the Manager that such Research and Development Costs are (a) for research or development activities or a Feasibility Study preparation which are within the scope of the Work Plan and (b) within the applicable budgeted amounts set forth in the Work Plan for such activities. Upon receipt of such requests, each Member will forward payment to the Company for all properly submitted amounts within ten (10) days of such request from the Manager. Within thirty (30) days following the end of each calendar month, the Manager shall deliver to the Members a written status report which shall set forth (a) the descriptions of the research and development activities and Feasibility Study preparation performed under each Work Plan administered by the Manager during such month and (b) the Research and Development Costs incurred by the Company (or any Member as the case may be) in connection with such Work Plan. At the end of each identifiable task or segment of the Work Plan, the Manager will deliver to the Members a reasonably detailed written report setting forth (a) the work performed to complete such task or segment (b) the Research and Development Costs incurred in connection with such task or segment and (c) the conclusions resulting from such work.

(v) Work Plans which are conducted by and funded by only one Member (on behalf of the Company) pursuant to Section 10.3(ii) shall be administered by such Member. Within thirty (30) days following the end of each calendar month, any Member which is independently conducting a Work Plan under Section 10.3(ii) shall deliver to the Members a written status report which shall set forth (a) the descriptions of the research and development activities or Feasibility Study preparation performed under such Work Plan during such month and (b) the Research and Development Costs incurred by such Member in connection with such Work Plan. At the end of each identifiable task or segment of the Work Plan, the Member conducting such Work Plan will deliver to the Members a reasonably detailed written report setting forth (a) the work performed to complete such task or segment, (b) the Research and Development Costs incurred in connection with such task or segment and (c) the conclusions resulting from such work.

(vi)      Each Work Plan undertaken by and funded by only one Member pursuant to
Section 10.3(ii) shall be conducted on behalf of the Company and shall be conducted for the exclusive use and benefit of the Company, except for applications identified in Section 2.4(ii) of this Amended Agreement, and any Technology relating to K-Fuel Technology or Improvements generated under any such Work Plans shall be licensed to the Company on an exclusive, worldwide, fully paid, royalty-free basis with rights to modify and rights to sublicense as provided in Section 10.1(ii) of this Amended Agreement. Although title to such Technology or Improvements shall be vested in the funding Member as provided in
Section 10.3(iii)(a), through the license identified in this Section 10.3(vi) and in Section 10.3(iii)(a), the Company will have the rights to use such Technology or Improvements to the same extent as if the Work Plan had been funded by both Members.

(vii) Each Member acknowledges and agrees that it is the intention of the Members to commercialize the K-Fuel Technology as quickly as possible, to develop Commercial Projects (other than the commercial projects subject to the agreements referenced in Schedule 10.1 (i) hereof) and to cooperate in good faith to locate such Commercial Projects on sites owned or occupied by KECC or its Affiliates where Feedstocks are available from KECC or a KECC Affiliate in accordance with the provisions of Section 11.1 hereof (a "Kennecott Site"). Accordingly, each Member agrees that, in preparing any Feasibility Study for a Commercial Project under a Work Plan, such Member shall include in such proposal a fair and reasonable evaluation of placing such Commercial Project at a Kennecott Site and using KECC or its Affiliates as the source of Feedstocks for the Commercial Project. In the event that a Member pursuant to Section 10.3(ii) hereof undertakes a Work Plan involving a Feasibility Study, which Work Plan shall have been submitted to the Members but shall not have been approved by Unanimous Member Action, then the Member undertaking the Work Plan as a part of the process of preparing such Feasibility Study may make inquiries of third party site owners and feedstock suppliers reasonably necessary to complete such Feasibility Study. If a Work Plan shall have received Unanimous Members

Approval, but shall not have been completed by a date later than the date six
(6) months after the date set forth in such Work Plan (as so approved) for its completion as a result of a Member failing to meet its obligations with respect to such Work Plan, then that Work Plan may be considered by the other Member as if it had not received Unanimous Members Approval and may be pursued by such other Member (for the benefit of the Company) pursuant to the provisions of this Section.

(viii) Each Member acknowledges that neither Member may undertake a Feasibility Study in concert with a third Person as a potential equity investor or otherwise solicit equity investors for a Commercial Project, prior to the time that the Commercial Project which is the subject of such Feasibility Study has been submitted to the Members for consideration and has failed to receive Unanimous Members Approval. Accordingly, Confidential Information may not be disclosed to third Persons by a Member in connection with a proposed Work Plan except that each Member may disclose Confidential Information to any third Person during or in connection with preparation of any Feasibility Study which is the subject of a Work Plan which was submitted to but failed to receive the approval of the other Member, provided, that the Member proposing to disclose such Confidential Information takes measures reasonably satisfactory to the other Member to protect the confidentiality of such Confidential Information or otherwise obtains the prior written consent of the other Member of such disclosure, such consent not to be withheld unreasonably.

10.4. Arbitration of Work Plan Disputes. Any disputes relating to the completion of tasks or technical requirements under or other interpretations of the Initial Work Plan or other Work Plans shall be submitted by KECC or KFx, as the case may be, to arbitration in accordance with the provisions of Section
16.9 hereof. A Member shall not be deemed to be in default for nonpayment of Research and Development Costs under this Section 10.4 to the extent that such payments are being contested in good faith under the arbitration provisions set forth in Section 16.9 provided that the Member shall pay such amounts within three days of any arbitration decision which provides that the Research and Development Costs were properly payable by the Member under this Article X.

10.5. Commercial Projects. (i) Separate entities in which one or more Members or their Affiliates will have an equity interest will be formed (the "Project Entities") to own, develop and operate each Commercial Project. Upon approval of the Commercial Project by Unanimous Members Action, each Project Entity will receive a license and sublicense from the Company for all K-Fuel Technology required for the Commercial Project to be undertaken by such Project Entity, such license and sublicense to contain at least the terms and provisions set forth in Section 10.1(ii) or, to the extent consistent with the Amended KFx License, the Amended Series A and B License and the KECC License, as otherwise established by the Members pursuant to Section 3.9 (viii).

(ii) (a) Either Member shall, prior to undertaking a Commercial Project and following completion of a Feasibility Study for a Commercial Project, submit a written proposal to the Members seeking approval for such Commercial Project by Unanimous Members Action. Such proposal shall specify the terms of such Commercial Project in reasonable detail so as to allow the Members an adequate opportunity to evaluate the economic and technical feasibility of the proposed Commercial Project. In this connection, such proposal shall include (i) a description of the Commercial Project (ii) a completed Feasibility Study respecting the project, and (iii) the principal terms and conditions of the project contracts and other arrangements required to develop, construct, manage, own, operate and maintain the Commercial Project (including without limitation, terms and conditions relating to costs, supply and transportation of feedstocks, marketing, transportation and sales of K-Fuel Products and sublicensing of the K-Fuel Technology.

       (b) The Members acknowledge and agree that if a proposal for a Commercial Project is submitted to the Members for approval pursuant to this Section 10.5, and an essential component of such proposal is Improvements developed under a Work Plan (other than the Initial Work Plan) in which only one Member participated, then as a condition to the non-participating Member being permitted to participate in such Commercial Project, such Member shall within ninety (90) days after submission of such proposal to the Members for approval commit to reimburse the participating Member for the portion of the expenses theretofore incurred by the participating Member for Research and Development Costs under such Work Plan equal to the percentage of the non-participating Member's Percentage Interest in the Company plus a Return on Capital on such reimbursement amount. For avoidance of doubt, KFx shall have no obligation to reimburse KECC for any portion of the amounts contributed to the Company by KECC to fund the Initial Work Plan pursuant to Section 10.2(i) of the Original Agreement as a condition to participation in any Commercial Project.

       (c) The capital requirements for each Commercial Project of a Project Entity in which both Members have an equity participation shall be provided by the Members and such Project Entity shall not incur debt or grant liens on its assets or properties with respect to such capital funding by the Members participating in the equity of such Commercial Project, unless the participating Members otherwise mutually agree. A Member participating as an equity participant in a Project Entity in which both Members have an equity participation may pledge its ownership interest in such Project Entity to a Person providing financing for such Member for its equity investment in such Project Entity provided such assignment shall be on terms which include a right of first refusal or similar protective provisions in favor of the other Member which provisions are in form reasonably satisfactory to such other Member.

(iii)  Subject to the provisions of this Section 10.5 (iii) and Section 10.5
(iv), KECC will have the first right to fund the capital requirements of any Commercial Project which is presented to the Members pursuant to this Section
10.5. KECC agrees that (subject to the right of KFx to participate in the funding of a Commercial Project as provided in the next succeeding sentence of this Section 10.5(iii)), KECC will fund 100% of all of the capital requirements for each Commercial Project which is approved by KECC. KFx will have the option, exercisable by written notice to KECC within one hundred twenty (120) days of submission to the Members of a proposal for a Commercial Project pursuant to this Section 10.5 to commit to fund up to 50% of the capital requirements of such Commercial Project provided such participation shall be on the same economic terms as the terms on which KECC is participating in such Commercial Project; provided, further, that (i) any difference in the form in
                    --------  -------
which or terms or conditions on which any participating Member raises its portion of such cash or capital requirement shall not be considered a different term and (ii) the Members will agree to negotiate in good faith to permit KFx to consolidate on its books its ownership interest in a number of Commercial Projects to be agreed provided that in no event shall KECC or any KECC Affiliate be required to relinquish, restrict or otherwise impair any other rights granted in this Amended Agreement including, without limitation, the rights set forth in
Section 10.5 (v) hereof. At the time of any election of KECC to fund a Commercial Project or the exercise by KFx of its option to fund up to 50% of the capital requirements of such Commercial Project, KECC or KFx, as the case may be, shall provide reasonable assurances of the commercial ability and firm availability of monies to fund such financial commitment which assurances must be in form reasonably satisfactory to the other Member.

(iv) Each Member must within ninety (90) days following submission to the Members of a proposal for a Commercial Project pursuant to this Section 10.5 elect to approve or elect not to approve such proposal. Any failure by a Member to make such election within said ninety (90) day period shall be deemed to be an election by the Member not to approve such proposal. Any such approval by KECC may be conditioned upon KECC obtaining an Approval for Construction for such Commercial Project. If the Commercial Project has not been Approved for Construction by KECC on or prior to the date which is ninety (90) days following the decision of KFx to exercise or not to exercise its option pursuant to
Section 10.5(iii) to participate as an equity participant in such Commercial Project then KECC shall be deemed to have rejected such proposal. In the event that a proposal for a Commercial Project does not receive approval by Unanimous Members Action, then the Member voting to approve such Commercial Project, may, without any further requirement of Members Action, undertake such Commercial Project for its own benefit or with third parties (including, without limitation, its Affiliates) and may cause the Company to enter into a license and sublicense of the K-Fuel Technology with the Project Entity formed to develop such Commercial Project. Each such license and sublicense will contain at least the terms and provisions set forth in Schedules 10.1(ii)(A) and 10.1(ii)(B). The Member electing to proceed with such proposal shall provide written notice to the other Member of all proposals made to or by third Persons with respect to a Commercial Project. If the Equity Terms (as defined below), upon which such Member and such a third Person (including, without limitation, such Member's Affiliates other than Affiliates which are wholly-owned by such Member and Affiliates which, directly or indirectly through their wholly-owned subsidiaries, own 100% of such Member) propose to form a Project Entity and construct a Commercial Project, are more favorable than the Equity Terms which were last proposed to the other Member, then the Member desiring to undertake such Commercial Project shall give written notice to the other Member of such changes (along with such details, documents and materials as may be reasonably necessary for such Member to evaluate the changes in the Equity Terms), and the other Member shall have an additional sixty (60) days to accept and approve such Commercial Project on such changed Equity Terms as if Section 10.5(iii) were again applicable. For purposes hereof, "Equity Terms" shall mean the allocation of the proportionate share of aggregate economic benefits associated with a Commercial Project among the equity participants in the Project Entity which will undertake such Commercial Project, including, without limitation, the division of ownership and the relative sharing of profits, sublicensing fees and the Carried Interest. A change solely in the financing terms or conditions on which the capital requirements of a Commercial Project may be raised shall not be considered a more favorable term or condition or a change thereto provided that it does not change the Equity Terms. Each proposal for a Commercial Project delivered to a third Person by a Member shall also be delivered to the other Member contemporaneously with such disclosure to the third Person and shall be subject to provisions of the Amended Confidentiality Agreement.

(v) KECC or a KECC Affiliate shall be the project manager of each Commercial Project in which KECC or any KECC Affiliate is an equity investor and, in such capacity, will have the authority to determine and direct all engineering, design, construction and operating decisions relating to such Commercial Project. The management contract pursuant to which KECC or any KECC Affiliate receives compensation and acts as project manager shall be on an Arm's-Length Basis.

(vi)   In the event that KFx proposes to the Members for approval pursuant to
Section 10.5 a Commercial Project to be located on a site other than a Kennecott Site, and KECC approves such Commercial Project pursuant to the terms of Section 10.5, then KECC, pursuant to the provisions of Section 11.1, may, notwithstanding the other provisions of Section 10.3(vii), require that the Commercial Project be constructed at a Kennecott Site provided that KECC establishes that the Kennecott Site is commercially equivalent to the site proposed by KFx.

(vii) KFx will be entitled to and will receive a Carried Interest in each of the Commercial Projects, equal to 10% of the excess of (1) annual cash revenue from the project, over (2) annual pre-tax cash operating cost plus an annual capital charge, equal to 15% multiplied by the capital invested in the project. The carried interest shall be computed annually on a cumulative basis over the project life. Attached at Schedule 10.5(vii) is a sample calculation of this Carried Interest. The Parties agree that the specific rules outlined in the notes to the sample calculation will be incorporated as part of each Carried Interest Agreement.

10.6. Utilities Fuel Projects. (i) KFx acknowledges and agrees that any plants or facilities constructed and placed in commercial service by American Electric Power, Indiana Michigan Power Company, Ohio Valley Electric Corporation or any of their respective Affiliates or designees ("AEP") pursuant to or in connection with the rights of AEP set forth in any of the agreements involving or relating to AEP referenced in Schedule 10.1(i) hereof (the "AEP Plants") shall, if KECC or its Affiliate is an equity participant (under the terms of this Amended Agreement) in such Commercial Project pursuant to Section 10.5, hereof be deemed to be Commercial Projects constructed by KECC for all purposes under this Amended Agreement including, without limitation, the determination of whether the Project(s) Target has been obtained. The Members acknowledge and agree that if an AEP project is offered to the Members in a manner in which KECC would not be provided the opportunity to fund 100% of the capital requirements of such project, then KECC will be in compliance with its obligations under Section 10.5 if it agrees to fund 100% of the capital participation which is made available to KECC in such proposal.

(ii) In the event that KECC has not as of December 31, 2006, Approved for Construction Commercial Projects in which KECC will have an equity interest having a Rated Design Capacity of at least 1,000,000 tons of K-Fuel Products per annum, then KFx may by notice to KECC within sixty (60) days following December 31, 2006, elect to acquire KECC's Interest from KECC for a purchase price * and other costs set forth in an Annual Operating Budget and for amounts paid under
Section 10.1(iii) through the purchase date; plus a Return on Capital on all such amounts. For purposes of this Section 10.6(ii), the computation of the amount to be paid by KFx to acquire KECC's interest shall include *. If such purchase right is timely exercised by KFx, KFx must complete the purchase of KECC's Interest within thirty (30) days of such election. Following the exercise by KFx of such purchase option, KECC will no longer have any interest in the Company (other than KECC Technology and related Improvements and an undivided interest in the LLC Technology equivalent to the percentage of KECC's Member Interest at the time of the KFx purchase) or in the KFx Technology, provided that such purchase by KFx shall have no effect on sublicenses of K-Fuel Technology theretofore issued to Project Entities with respect to Commercial Projects in which KECC or a KECC Affiliate is an equity participant and which are either then in operation or which are Approved for Construction, and further provided that KECC shall retain a non-exclusive license to the K-Fuel Technology, subject to the payment of royalties identified on Schedule 10.1(ii)(B) attached hereto. KECC will continue to be entitled to receive its percentage share of royalties from licenses and sublicenses received by the Company or by KFx after the date of a purchase by KFx pursuant to this Section
10.6 (ii) as though no purchase had occurred.

10.7 Licensing to Third Parties. The Company may license and sublicense the K-Fuels Technology pursuant to the provisions of Section 10.1(ii) of this Amended Agreement.

10.8 Tax Advantaged Plants. A separate agreement outside the Company and the provisions of this Agreement will be negotiated with regard to sharing of ownership and tax credits associated with any Commercial Project which qualifies for tax credits under Section 29 of the Code, including any successor provisions thereto or any other Code provision providing a tax credit with respect to the production of synthetic fuels from coal ("Section 29 Projects"). This sharing agreement will be designed to provide KECC or its Affiliates with very attractive economic returns which are commensurate with ownership of a Section 29 tax-advantaged facility. Notwithstanding

_____________________
* This information has been omitted based upon a request for confidential treatment. The omitted information has been separately filed with the Securities and Exchange Commission.

the other provisions of this Amended Agreement, the Amended KFx License, the Amended Series A and B License, the KECC License, or the Amended Confidentiality Agreement the right to license Section 29 Projects up to an aggregate 1 million tons per year of Rated Design Capacity will be vested solely in KFx and the license agreement from KFx to the Project Entity will be mutually negotiated and agreed upon between KECC and KFx. Without limiting other licensing terms that may be agreed, the license terms for each Section 29 Project will include a one time charge to the sublicensee at commencement of operations of $1 per ton of installed capacity. Neither KFx nor any KFx Affiliate will have the right to construct or to grant a license to any Person to construct a Section 29 Project unless KECC shall be an equity participant in such project on terms acceptable to KECC. Section 29 Projects in excess of the initial 1 million tons per year of Rated Design Capacity referenced above will be subject to the terms and provisions of and must be submitted to the Members pursuant to this Amended Agreement provided that each such Section 29 Project will include the $1 per ton charge referenced above.

10.9 Voluntary Contribution of Technology to the Company. Either Member may voluntarily contribute Technology to the Company which is not required to be assigned or licensed to the Company pursuant to this Amended Agreement on such terms and conditions as the parties may agree at the time of the contribution of such Technology.


                                  ARTICLE XI
                 SUPPLY OF FEEDSTOCKS/SALE OF K-FUEL PRODUCTS.

11.1. Supply of Feedstocks. (i) The Members acknowledge and agree that the intent of the Members is to commercialize the K-Fuel Technology as quickly as possible, to develop Commercial Projects (other than commercial projects subject to the agreements referenced in Schedule 10.1(i)), and to cooperate in good faith to locate such Commercial Projects on Kennecott Sites. If a Commercial Project is developed on a Kennecott Site, KECC or KECC Affiliates will have the exclusive right to supply all coal and coal related feedstocks ("Feedstocks") to such Commercial Project. The price at which Feedstocks are supplied by KECC or KECC Affiliates at such Kennecott Site shall be equal to or less than the Market Price as defined below.

      (ii) Without limiting the provisions of Section 10.5(vi), if Commercial Projects are developed at sites not owned or operated by KECC or KECC Affiliates, KECC or KECC Affiliates will have the first right to supply all coal and other coal related Feedstocks to such Commercial Project(s). KECC's first right will allow it to match or better any third party offer (as reflected in the Feasibility Study applicable to the Commercial Project) on a delivered basis for Feedstocks required to produce K-Fuel Products for the Commercial Project(s) regardless of the location of said Commercial Project(s). KECC or KECC Affiliates will have thirty (30) days following submission of a proposal for the Commercial Project to the Members for approval under Section 10.5(ii) to notify the Company of its election to match or better the third party's price for Feedstocks in order to exercise its first right. Notwithstanding the foregoing, KECC agrees that it will not have the right to replace the Feedstock source in the situation where a utility or an equity investor (which is not a coal company or company in the business of mining, distributing or marketing coal), in a Commercial Project in which KECC is not an equity participant, has proposed a Commercial Project and has conditioned its participation in such Commercial Project upon the Project Entity using a supply of Feedstocks pursuant to such Utilities' or equity investors' existing long-term Feedstock supply.

      (iii) For purposes of this agreement, the Market Price shall be defined as follows:

            (a)    *

            (b)    *

11.2. Marketing of K-Fuel Products. (i) The Company will retain the exclusive right to market all K-Fuel Products produced by each Commercial Project. The Manager will be responsible for administering and will have authority to act on behalf of the Company with respect to such marketing activities of the Company provided that prior to the Project(s) Target, KECC will be the Member responsible for administering and will have authority to act on behalf of the Company with respect to all marketing activities of the Company involving (a) Commercial Projects of a Project Entity in which KECC or a KECC Affiliate is an equity participant and (b) subject to the provisions of Section 10.3(i) which permit the Member which initially pursues a Work Plan to continue to administer such Work Plan following a subsequent election by the other Member to participate, Feasibility Studies in which KECC is a participant. The Manager and KECC (as the case may be) will use all reasonable efforts to optimize the sales price and volume of K-Fuel Products. The Company may enter into a product marketing agreement with KECC or a KECC Affiliate or a third Person in order to obtain marketing related services for the Company. All contracts and transactions for marketing services shall be on an Arm's-Length Basis. If the participating Members are unable to agree on the terms of such marketing agreements, the dispute will be submitted to arbitration as provided in Section
16.9. It is contemplated that the Company will engage a person as an employee of the Company to coordinate the marketing activities of the Company, such person to be approved by Unanimous Members Action. Each Member will have full and unrestricted access to information respecting the marketing activities conducted by the Manager or KECC in its capacity as a marketing manager under this Section
11.2 including, without limitation, (i) marketing strategies (ii) K-Fuel Product sales information and (iii) pricing information. In addition, the Company employee in charge of coordinating the marketing activities of the Company will have access to the foregoing information and will have the right, upon request, to attend marketing strategy meetings, meetings with Project Entities respecting marketing of K-Fuel Products and meetings with purchasers or potential purchasers of K-Fuel Products. If a conflict of interest arises between KECC's role as a marketing manager hereunder and its coal business activities which are outside of the Company, KECC shall take such action as is fair and

___________________
* This information has been omitted based upon a request for confidential treatment. The omitted information has been separately filed with the Securities and Exchange Commission.

reasonable to the Members and their respective Affiliates, considering, in each case, the relative interests of each party and benefits and burdens relating to such interests. KFx acknowledges and agrees that in no event will KECC be required or expected to displace coal sales to accommodate the marketing of K-Fuel Products.

      (ii) In the event KFx determines, in good faith, that the sales price (FOB the Project Entity's plant or facility) at which KECC proposes to market K-Fuel Products is below market and KFx locates a bonafide third party that is ready, willing and able to purchase K-Fuel Products or substantially the same terms and conditions but at a higher price (FOB the Project Entity's plant or facility), then KFx will be entitled to cause the Company to sell the K-Fuel Products to such bona fide third party on such terms and at the higher price.


                                  ARTICLE XII
                  TRANSFERABILITY OF INTERESTS; CERTIFICATES.

12.1. Prohibition of Transfer. Except as described in this Article XII, a Member shall not, in any transaction or series of transactions, directly or indirectly,
(i) sell, assign or otherwise in any manner dispose of all or any part of its Interest whether by act, deed, merger or otherwise (any of the foregoing, as referred to in this Article XII, a "transfer"), or (ii) mortgage, pledge or create a lien or security interest upon all or any part of its Interest, provided, however, that a Member may transfer all or part of its Interest if the non-transferring Member consents to such transfer after receiving 30 days notice of the complete, material proposed terms and conditions of such transfer, which consent shall not be unreasonably withheld. In the event that the non-transferring party opposes the transfer for any reason, its sole remedy will be the right to acquire the Interest proposed to be transferred for the same consideration and on terms and conditions no less favorable to the transferring party than those offered by the proposed offeree. To give effect to this right of first refusal, the non-transferring party shall give notice to the transferring party of its intent to purchase (together with a proposed purchase contract) within 10 business days of the expiration of the 30 day notice of proposed terms and conditions required above, and the resulting transaction shall close within 30 days thereafter, provided, that failure by the non-transferring party to give the notice of intent to purchase within 10 business days shall be deemed to be an election by the non-transferring party not to exercise the right to acquire the Interest. In the event that regulatory approval is required for the close of the transaction, the non-transferring party shall have taken all actions required to obtain approval of such closing within the second 30 day period including the submittal of all necessary applications, and the second 30 day period shall be extended for the period of time necessary to obtain final and non-appealable approvals. The assigning Member shall not be released from its obligations hereunder unless such release is agreed upon by the other Member in writing. Any attempt by a Member to transfer all or a portion of its Interest in violation of this Amended Agreement shall be void ab initio and shall not be effective to transfer such Interest or
              -- ------
any portion thereof.

12.1.1. Notwithstanding the provisions of Section 12.1, no transfer of an Interest or any part thereof may be made by a Member if the transfer in question would:

(i) result in the violation of the Securities Act of 1933 or any other applicable federal or state laws of the order of any court having jurisdiction over the Company or any Commercial Project; or

(ii) be a breach or violation of or an event of default under, or give rise to a right to accelerate any indebtedness of the Company; or

(iii) result in or create a prohibited transaction under, or cause the Company to become a "party in interest" as defined in Section 3(14) of ERISA, or otherwise result in the holder of an Interest or the assets of the Company being subject to the provisions of such statute; or

(iv) except for transfers to a non-transferring Member, result, directly or indirectly, in the termination of the Company under section 708 of the Code; or

(v) except for transfers to a non-transferring Member, cause the Company to be classified as an entity other than a partnership for purposes of the Code.

12.1.2. No transfer may be made unless the transferor or transferee pays to the Company all direct out-of-pocket costs reasonably incurred by the Company as a result of such transfer, and indemnifies the Company (in a manner which is reasonably satisfactory to the non-transferring Member) for any such costs to be reasonably incurred by it thereafter as a result of such transfer.

12.2.   Certificates Evidencing Interests.

12.2.1. Interests in the Company shall be represented by certificates in such form or forms as the Members may approve, provided that such form or forms shall comply with all applicable requirements of law and of this Amended Agreement. The certificates shall be consecutively numbered, and, as they are issued, a record of such issuance shall be entered in the books of the Company.

12.2.2. The Manager of the Company shall maintain, among other records, a Members register, which shall set forth the names and addresses of the Members in the Company, the dates of issue of such certificates, and whether such certificates originate from original issue or from transfer of Interests. The names and addresses of Members as they appear on the Members register shall be and constitute the official list of Members of record of the Company for all purposes. Except as otherwise expressly provided in this Amended Agreement, the Members shall be entitled to treat the holder of record of any Interest as the Member thereof for all purposes, and, except as required by law, shall not be bound to recognize any equitable or other claim to, or interest in, such Interest or any rights deriving from such Interest on the part of any other Person, including a purchaser, assignee or transferee, whether or not the Company shall have either actual or constructive notice of the Interest of such other Person, unless and until such other Person becomes the holder of record of such Interest. Each Member shall promptly notify the Manager of the Company, at the Company's principal business office, by written notice of any change in name or address of such Member from that which appears upon the Members register. Upon receipt of such written notice, the Manager of the Company shall enter such changes into all affected Company records, including the Members register.

12.2.3. Without limiting the preceding provisions of this Section 12, Interests in the Company are transferable only on the Members register of the Company by the holder of record thereof, or by its duly authorized attorney or other legal representative, upon surrender of the certificate representing such Interest, properly endorsed or assigned. The Members may by Unanimous Members Action make such rules and regulations concerning the issue, transfer, registration and replacement of certificates representing Interests in the Company as it deems appropriate.

12.2.4. The Company may issue a new certificate representing an Interest in the Company in the place of any certificate theretofore issued that has been lost, stolen or destroyed.

12.2.5. Each Member agrees that all certificates representing Interests, whether currently owned or hereafter acquired, shall carry the following legend, which legend the Company and each Member agrees to cause to be placed thereon and to cause to remain thereon as long as such Interests are subject to the restrictions of this Section 12:

THE SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OR HYPOTHECATION OF THE INTEREST IN THE COMPANY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO WHICH ANY SUCH SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OR HYPOTHECATION MAY NOT BE EFFECTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF AN AGREEMENT BINDING UPON THE ISSUER AND THE MEMBER OF THE INTEREST REPRESENTED HEREBY. THE MEMBER OR THE ISSUER WILL FURNISH A COPY OF SUCH AGREEMENT TO ANY PROPOSED TRANSFEREE OR PLEDGEE WITHOUT CHARGE UPON REQUEST.

                                 ARTICLE XIII
                              INCOME TAX MATTERS.

13.1. Tax Matters Partner. The Manager shall be the "tax matters partner" as defined in Section 6231(a)(7) of the Code. The tax matters partner shall not agree to any extension of the statute of limitations for making assessments of tax on behalf of the Members without first obtaining the written consent of the Members. The tax matters partner may not and shall not (i) bind a Member to a settlement agreement in respect of taxes without obtaining the written consent of all the Members or (ii) in its capacity as tax matters partner, file a petition under Code Sections 6226, 6228 or any other Code Section with respect to any Company items, or other tax matters involving the Company, without the consent of both Members.

13.2. Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all returns of Company income and expenses necessary for income tax purposes and will cause copies of such returns or all pertinent information contained therein to be furnished to the Members within one hundred twenty (120) days of the close of the fiscal year. Within ninety
(90) days following the end of each fiscal year of the Company, the Manager shall furnish to the Members all information relating to the Company's operations for such fiscal year as is reasonably required by the Members for the completion of their respective federal, state and other income tax returns.

13.3. Optional Adjustment to Basis. In the event of the transfer of an Interest or in the event of a distribution of Company property to any Member pursuant hereto, and if any Member affected by the transaction giving rise to the right to make an election requests, the Manager shall file on behalf of the Company an election in accordance with applicable Treasury Regulations to cause the basis for the Company property to be adjusted for federal income tax purposes as provided by Sections 734, 743 and 754 of the Code. Such election, as filed by the Manager, shall be binding on all Members.

13.4. Organizational Expenses. The Company shall elect to deduct expenses incurred in organizing the Company ratably over a 60-month period as provided in
Section 709 of the Code.

13.5. Taxation as a Partnership. No election shall be made by the Company, or any Member, to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code, or from any similar provisions of any state tax laws.

13.6. Examinations. The tax matters partner shall (i) monitor any governmental tax authority in any audit that such authority may conduct of the Company's books and records or other documents; (ii) give notice to all Members as follows:

(a) within ten (10) days after it receives notice from the IRS of any administrative proceeding with respect to an examination of, or a proposed adjustment to, any item of income, gain, loss, deduction or credit of the Company,

(b) from time to time, of the current status of such administrative proceeding,

(c) within ten (10) days of the final outcome of such administrative proceeding, as to such outcome, and

(d) at least five (5) days prior to submitting a request for administrative adjudgment on behalf of the Company;

and (iii) promptly send to each Member a copy of all nonministerial notices or communications received by the Company from, or sent by the Company to, the IRS. Any Member shall have the right to participate in any administrative proceedings relating to the determination of Company items at the Company level. The tax matters partner shall cooperate in good faith with any Member that so elects to participate in any such proceedings. Each member that elects to participate in such proceedings shall be responsible for any expenses incurred by such Member in connection with such participation and for any additional cots and expenses incurred by the Company due to such participation. This provision is not intended to alter the rights and obligations of the tax matters partner provided elsewhere in the Amended Agreement or to authorize the tax matters partner to take any action that is left to the determination of an individual Member under Sections 6222 through 6233 of the Code, nor does it constitute a waiver by the Members of any right provided in such Code sections.

                                  ARTICLE XIV
                ACCOUNTING PROCEDURE; ANNUAL OPERATING BUDGET;
                           REPORTS AND INFORMATION.

14.1.  Fiscal Year. The fiscal year of the Company shall be the calendar year.

14.2. Annual Operating Budget. Without limiting the provisions of Article X, the operations of the Company other than activities covered by a Work Plan shall be conducted pursuant to the terms of an annual operating budget which shall be approved by Unanimous Members Action (the "Annual Operating Budget"). The Annual Operating Budget shall set forth, among other things, an estimate of (a) general operating costs and cash requirements of the Company for such year and (b) capital expenditures of the Company for such year. Prior to October 1 of each fiscal year, the Manager shall prepare and submit to the Members for approval an Annual Operating Budget for the ensuing fiscal year and on or prior to December 1, the Members shall approve, with such modifications as it considers appropriate, each such Annual Operating Budget.

       (b) If the Members do not approve the Annual Operating Budget for the next fiscal year by December 1, pending approval of such budget by Unanimous Members Action, the preceding fiscal year's Annual Operating Budget shall, to the extent practical, guide the operations of the Company. Each Member will, in such instance, continue to be responsible for its portion (based on its Percentage Interest) of the costs and expenses under such Annual Operating Budget.

       (c) The Annual Operating Budget shall be funded by operating cash flows and by additional contributions by the Members, if and to the extent mutually agreed upon by express written agreement of the Members. If additional contributions by the Members are required to fund the Annual Operating Budget, the Members agree to fund their proportionate share of such contributions within ten (10) days of the approval of such Annual Operating Budget (or upon the effective date of such Annual Operating Budget if the Annual Operating Budget is established pursuant to Section 14.2(b) hereof).

       (d) The Manager will administer the Annual Operating Budget and will have authority to make any expenditures specifically identified within such budget.

14.3. Financial Records. The financial books and records of the Company may be kept on a cash basis or an accrual basis, whichever the Members may select. The Company's books and records shall be maintained at the Company's principal place of business and shall be available for inspection by each Member or its representative (at such Members' own expense) at all reasonable times. The Company shall maintain proper books of account necessary to enable the Company to file all required tax returns and reports referenced under this Amended Agreement. The Company shall maintain such books and records as are required by the Act.

14.4. Financial Reports. Within ninety (90) days following the end of each fiscal year of the Company, the Manager shall furnish to each Member an annual report, including a statement of the Member's accounts for and as at the end of such fiscal year (containing an audited balance sheet and statement of income) prepared on a GAAP basis.


                                  ARTICLE XV
                DISSOLUTION, LIQUIDATION AND TERMINATION OF THE
                                   COMPANY.

15.1. Dissolution. The Company shall be dissolved upon the occurrence of any one of the following events (each such event referred to as an "Event of Dissolution"):

(i)    the unanimous vote in writing by the Members to dissolve the Company,

(ii) any other event that forces a dissolution of the Company pursuant to the Governing Law.

15.2. Election to Continue the Business. The Company shall not be dissolved pursuant to an Event of Dissolution specified in Section 15.1(ii) or (v), (except as otherwise provided in the Act), if, within sixty (60) days of such Event of Dissolution, the remaining Member agrees in writing to continue the business of the Company. In the event there is only one remaining Member, that Member shall have the right to admit another Member to the Company for the purpose of effecting the continuation of the businesses of the Company.

15.3. Winding-Up. Upon dissolution of the Company, a third Person selected by the Members or, if such agreement cannot be reached, a third Person selected by a court of competent jurisdiction shall serve as the liquidator. The liquidator shall be entitled to receive reasonable compensation for its services. Upon dissolution, removal or resignation of the liquidator, a successor and substitute liquidator (who shall have and succeed to all rights, powers and duties of the original liquidator) shall, within 30 days thereafter, be selected by the Members, or, if there be none, by a court of competent jurisdiction. The right to appoint a successor or substitute liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the liquidator are authorized to continue under the provisions hereof, and every reference herein to the liquidator shall be deemed to refer also to any such successor or substitute liquidator appointed in the manner herein provided. Except as expressly provided in this Article XV, the liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, (i) those powers granted to the liquidator under the Governing Law and (ii) all of the powers conferred upon the Members under the terms of this Amended Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the liquidator to carry out the duties and functions of the liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the liquidator to complete the winding up and liquidation of the Company as provided for herein. The liquidator shall as soon as commercially reasonable liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation in the order of priority set forth in Section 15.4 hereof.

15.4. Liquidation. Upon liquidation, proceeds or other assets of the Company shall be distributed in the manner set forth below:

(i) first, for the payment of debts and liabilities of the Company to creditors other than Members in the order of priority provided by law,

(ii) then, for the establishment of reserves for the payment of creditors of the Company other than the Members, in the order of priority provided by law;

(iii)  then, to the Members that are creditors of the Company;

(iv) then, to all Members having positive Capital Accounts in proportion to their respective Capital Accounts after taking into account adjustments to such Capital Accounts to reflect the allocations made pursuant to Section 8.7 of this Amended Agreement until their capital accounts equal zero; and

(v)    finally, to the Members in accordance with their Percentage Interests.

15.5. Distributions in Kind. Subject to Section 15.8, if the liquidator determines that it is not feasible to liquidate all of the assets of the Company, then the liquidator shall determine the fair market value of the assets not so liquidated. Such assets shall be retained or distributed by the liquidator as follows:

          (i) the Liquidating Agent shall retain assets having a fair market value, net of any liability related thereto, equal to the amount by which the net proceeds of liquidated assets are insufficient to satisfy the requirements of subparagraphs (i) and (ii) of Section 15.4; and

          (ii) the remaining assets shall be distributed to the Members in the manner specified in subparagraphs (iii), (iv), and (v) of Section 15.4.

If the liquidator deems it not feasible or desirable to distribute to each Member an undivided interest in an asset, the liquidator may allocate and distribute specific assets to one or more Members, individually or as tenants-in-common, as the liquidator shall determine to be fair and equitable, taking into consideration inter alia, the fair market value of the asset, the liens, if any, to which such property may be subject, and the tax consequences of the proposed distribution to each of the Members (including both distributees and others, if any).

15.6. Return of Capital. No Member shall be personally liable for the return of the Capital Contributions of any other Member, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

15.7. Termination. Within one hundred and twenty (120) days after the date of the final distribution to the Members of the proceeds of liquidation, the liquidator shall furnish each Member with a statement audited by independent certified public accountants of regionally recognized standing chosen by the liquidator showing the profits and losses of the Company from the date of the last annual statement, to the date of such final distribution. Such statement shall show the manner in which the proceeds of liquidation of the Company have been set forth in Sections 15.3 and 15.4 hereof, the Company shall cease to exist as a partnership, and the liquidator shall execute, acknowledge and cause to be filed an appropriate certificate evidencing dissolution and termination of the Company.

15.8.  Effect of Termination. Assuming that the purchase rights under Section
10.6 have not been exercised by KFx, that KFx and KECC or their permitted successors under this Amended Agreement are still Members, and notwithstanding the provisions of Section 15.5, if the Company is terminated, then the following assets will be divided as follows:

       A. The LLC Technology will be transferred, subject to any and all licenses issued by the Company prior to the date of termination, to KFx and KECC, as joint owners, as tenants in common, so that the LLC Technology will continue to be available for use in making the K-Fuel process effective, with no duty to account, except as set forth in Section C below. The Members shall contribute on an equal basis to the prosecution of patents on the LLC Technology and the enforcement of the LLC Technology against infringers; provided that (i) if a Member wishes not to contribute to the prosecution or maintenance of any such patent, and the other Member proceeds alone, the non-contributing party shall forfeit its rights under such patent (but not to any counterparts thereof, unless such Member also fails to contribute to the prosecution and maintenance of such counterpart) but shall retain a non-exclusive, royalty free, world-wide perpetual license thereunder, and (ii) if a Member wishes not to join in any action to enforce the LLC Technology against infringers and contribute its equal share of the cost of such action, it shall forfeit its rights to any recovery in respect of such infringement.

       B. The licenses (and sublicenses) issued by the Company prior to the date of termination to Project Entities and other Persons shall continue in effect and shall be assigned to KFx and KECC, jointly and severally, and each of KECC and KFx shall be deemed to be the direct licensor thereunder with respect to its own Technology and the LLC Technology.

       C. Notwithstanding Section B, the Member who was the manager of the LLC at time of termination, shall act as the Manager under the licenses and sublicenses issued by the Company prior to the date of termination to Project Entities and other Persons and shall perform, on behalf of both parties, the licensor's obligations thereunder including, but not limited to, the collection of royalties under such licenses and sublicenses, which shall be distributed to the Members in accordance with the Amended Agreement as if the Company had continued its existence. The Manager shall be entitled to a management fee of 1.5% royalties and fees collected under such licenses and sublicenses for performing such obligations, which shall be paid out of the royalties collected, equally by both parties, prior to the distribution of the balance, as contemplated above.

      D. The KFx License, the KECC License, and the Series A and B License shall be terminated effective as of the date of the termination of the Company. KECC and KFx each appoint each other as the non-exclusive licensing agent, with the ability to bind the principal, to issue new licenses on behalf of KECC to the KECC Technology and related Improvements made during the term of this Amended Agreement, and on behalf of KFx to the KFx Technology and related Improvements made during the term of this Amended Agreement and to issue new licenses of the LLC Technology. Any such licenses shall be on the terms and conditions as provided in the Amended Agreement with respect to licenses of K-Fuel Technology. and the Members shall share in the royalty income payable under any such licenses under the terms of the Amended Agreement, as if the Company had continued in existence. Copies of any and all licenses which are executed pursuant to this agency shall be delivered to the principal promptly after the execution thereof and the principal shall be an express third-party beneficiary of any such license.

                                  ARTICLE XVI
                                MISCELLANEOUS.

16.1. Notices. Any and all notices, demands, consents, approvals, requests or other communications that any of the parties to this Amended Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be either (i) given by U.S. registered or certified mail, return receipt requested, with postage prepaid (except in the event of a postal disruption, by strike or otherwise, in the United States) or (ii) sent by facsimile transmission or telex (with receipt confirmed by telephone) or by personal delivery by a reputable courier service for next day delivery, addressed, if to the Company, to the address of its principal office, and if to a Member, to the address set forth under such Member's name on the signature page hereof.

       Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section. A Notice sent in compliance with the provisions of this Section shall be deemed given next succeeding business day, if delivered in person by overnight courier (with receipt confirmed) or when confirmed, if sent by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or by telex (with receipt confirmed by telephone) or on the third business day after being sent by registered or certified mail. Rejection or other refusal to accept or the inability to deliver because of a changed address or addressee of which no Notice was given as provided in this Section shall be deemed to be receipt of the Notice sent.

16.2. Entire Agreement. This Amended Agreement, the Amended KFx License, the Amended Series A and B License, the KECC License, the Kennecott Guaranty, and the Amended Confidentiality Agreement including, without limitation, any exhibits and schedules attached hereto and thereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, except that the Original Agreement shall remain in full force and effect to define the rights of the parties and the performance of the Original Agreement from the Effective Date of the Original Agreement to the Effective Date of the Amended Agreement unless the Original Agreement is specifically contradicted by the terms of this Amended Agreement, in which case this Amended Agreement controls.

16.3. Parties in Interest. Except as expressly provided to the contrary herein, this Amended Agreement shall be binding upon each successor to and permitted assign of the parties and inure to the benefit of each successor to and permitted assign of the parties.

16.4. Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action, as may be required by law or necessary to effectively carry out the purposes of this Amended Agreement.

16.5. Counterparts. This Amended Agreement may be executed in several counterparts and all such executed counterparts shall constitute a single agreement, binding on all of the parties hereto, their successors and their assigns, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

16.6. Severability. Any provisions of this Amended Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Amended Agreement.

16.7. Governing Law. This Amended Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the internal law of Delaware.

16.8. Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.

16.9. Arbitration. If any Arbitrable Dispute (as defined below) shall not have been resolved within thirty (30) days after a Member shall have given written notice to the other Member stating in reasonable detail the amount or matter in dispute and the particulars thereof, either Member may apply to the American Arbitration Association ("AAA") in San Francisco, California, and such Arbitrable Dispute thereupon shall be resolved by binding arbitration in accordance with the terms of the arbitration provisions contained on Schedule
16.9 attached hereto and incorporated herein for all purposes. An " Arbitrable Dispute" shall include any dispute, claim or controversy (i) relating to an interpretation of a Work Plan including, without limitation, interpretation respecting completion of a technical plan or task, (ii) arising under Section 11.1(iii)(a) and (b), or (iii) which can be submitted to arbitration pursuant to the express provisions of this Amended Agreement. Any party to this Amended Agreement may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring any action in court to compel arbitration of any Arbitrable Dispute. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Arbitrable Dispute.

16.10. Expenses. Each party agrees to bear its own expenses and costs incurred in the preparation and negotiation of this Amended Agreement, the Amended KFx License, the Amended Series A and B License, and all agreements, documents and instruments referenced herein and therein.

16.11. Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting this Amended Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amended Agreement effective for all purposes as of the date herein above written.

                              "MEMBERS"

                              KFx Inc.


                              By: /s/ Theodore Venners
                                 _____________________________________
                              Name: Theodore Venners
                                    __________________________________
                              Title: Chairman
                                     _________________________________

                              Address:  1999 Broadway
                                        Denver, Colorado 80202


                              Kennecott Alternative Fuels, Inc.


                              By: /s/ Kent H. Goates
                                  ____________________________________
                              Name: Kent H. Goates
                                    __________________________________
                              Title: V.P. & CFO
                                     _________________________________

                              Address:  505 S. Gillette Avenue
                                        Box 3009
                                        Gillette, Wyoming 82717-3009

                                  SCHEDULE 1


          When used in the Amended Agreement, the following terms shall have the respective meanings assigned to them in this Schedule 1 or in the Sections of the Amended Agreement referenced below:

          "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

          "Action" shall have the meaning specified in Section 6.7.2.

          "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:
(i) increases in such Capital Account by any amounts which such Member is obligated to restore pursuant to this Amended Agreement or deemed obligated to restore under any relevant provision of the Allocation Regulations, and (ii) decreases in the Capital Account by the amount of any items described in Treasury Regulations (S)(S)1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation
(S)1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 8.6.1.

          "AEP" shall have the meaning specified in Section 10.6 (ii).

          "AEP Plants" shall have the meaning specified in Section 10.6 (ii).

          "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person. As used in the definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The Company shall not be considered an "Affiliate" of either Party for purposes of this Amended Agreement.

          "Allocation Regulations" means Treasury Regulations (S)(S)1.704-1, 1-704-2 and 1.704-3 (including any temporary regulations) as such regulations may be amended and in effect from time to time and any corresponding provisions of succeeding regulations.

          "Alternates" shall have the meaning specified in Section 3.2.2.

          "Amended Agreement" shall have the meaning specified in Article I.

          "Amended Confidentiality Agreement" shall have the meaning set forth in Section 6.9 hereof.

          "Amended KFx License" means the license granted to the Company by KFx pursuant to Section 10.1(i)(a).

          "Amended Series A and B License" means the license granted to the Company by Heartland Fuels Corporation pursuant to Section 10.1(i)(b).

          "Annual Operating Budget" shall have the meaning specified in Section 14.2.

          "Approved for Construction" means Commercial Projects in which (i) the Project Entity has been formed and has entered into a sublicense agreement with the Company, (ii) the Project Entity has paid the initial installment due under the Amended KFx License or the Amended Series A and B License, (iii) the board of directors of KECC, if KECC or a KECC Affiliate is participating in the project, or the board of directors of KFx, if KFx or a KFx Affiliate is participating in the project, shall have given final approval for the initial funding necessary for construction of the Commercial Project by resolution or by written consent and (iv) where a formal public announcement pursuant to such board approval has been made by KECC or KFx, as the case may be, of the decision to proceed with such project.

          "Arbitrable Dispute" shall have the meaning specified in Section 16.9.

          "Arm's-Length Basis" shall have the meaning specified in Section 6.2.

          "Biomass" means any organic source of energy that is renewable, and it includes vegetation (e.g., wood), agricultural products and waste (e.g., corn, garbage ensilage), algae and other marine plants, metabolic wastes (e.g., manure, sewage), and cellulosic urban wastes (e.g., litter).

          "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the States of Delaware or Wyoming shall not be regarded as a business day.

          "Capital Account" means the account established and maintained for each Member in the manner described in Section 8.1.

          "Capital Contribution" means the amount specified in Article VII.

          "Carrying Value" means with respect to a Company property, initially, the adjusted basis of such property for federal income tax purposes. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 8.1.4 hereof.

          "Coal" means a natural, solid combustible material formed from prehistoric plant life, and it includes all ranks from peat through anthracite.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commercial Project" means a project which involves the construction of a plant or facility to produce K-Fuel Products on a commercial basis.

          "Company" means K-Fuel, L.L.C., a limited liability company organized under the laws of the State of Delaware.

          "Contributed Property" means each property or other asset contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 8.1.4, such property shall no longer constitute a Contributed Property for purposes of Section 8.6, but shall be deemed an Adjusted Property for such purposes.

          "Distributable Funds" means the funds provided from Company operations, interest on Company cash and short-term investments, and proceeds of the sale of any Company interest or other assets, without deduction for non-cash expenses (such as depreciation and amortization or imputed interest), but after deducting cash funds used to pay, royalties, license fees, and all other expenses, to make debt payments, and to establish or to restore any Reserves.

          "Equity Terms" shall have the meaning set forth in Section 10.5(iv) hereof.

          "Effective Date of the Amended Agreement" means June 29, 1999.

          "Effective Date of the Original Agreement" means April 22, 1996.

          "Event of Dissolution" shall have the meaning set forth in Section
15.1 hereof.

          "Feasibility Study" shall mean a detailed feasibility study for a Commercial Project in a form which includes, without limitation, the type of detailed information referenced on Schedule D(1) attached hereto.

          "Feedstocks" shall have the meaning specified in Section 11.1.

          "Governing Law" means the governing law specified in Section 16.7 hereof.

          "Improvements" means any Technology that constitutes a modification to
(i) the KFx Technology, (ii) the KECC Technology, or (iii) the LLC Technology, regardless of whether or not any such modification is patentable.

          "Indemnified Losses" shall have the meaning in Section 6.7.1.

          "Indemnified Party" shall have the meaning specified in Section 6.7.2.

          "Indemnifying Party" shall have the meaning specified in Section
6.7.2.

          "Initial Work" shall have the meaning specified in Section 10.2 of the Original Agreement.

          "Initial Work Plan" shall have the meaning specified in Section 10.2 of the Original Agreement..

          "Interest" shall have the meaning specified in Section 6.3.

          "KECC License" means the license granted to the Company by KECC pursuant to Section 10.1(i)(c).

          "KECC Technology" means Technology, other than that Technology identified on Schedule 6.5(iii), that is owned or controlled by KECC or a KECC Affiliate and which directly relates to KFx Technology. Technology "owned or controlled" by KECC or a KECC Affiliate includes, without limitation, all Technology as to which KECC or a KECC Affiliate has the right to grant or cause to be granted sublicenses or immunity from suit.

          "Kennecott Guaranty" shall have the meaning set forth in Section 6.8 hereof.

          "Kennecott Site" shall have the meaning set forth in Section
10.3(vii).

          "K-Fuel Products" means any fuel products which are produced by using the K-Fuel Technology.

          "K-Fuel Technology" means (i) the KFx Technology, (ii) the KECC Technology, (iii) any LLC Technology relating to KFx Technology, (iv) any and all Improvements, and (v) any other Technology conceived, developed, discovered or otherwise acquired by the Company and designated as K-Fuel Technology pursuant to Unanimous Member Action, support for such designation by each Member not to be unreasonably withheld.

          "KFx Technology" means the Technology owned or controlled by KFx or a KFx Affiliate all as claimed and described in the foreign and United States patents and patent applications identified on Schedule 6.6.1(v)(a) attached hereto, and all Technology owned or controlled as of the Effective Date of the Amended Agreement by KFx or a KFx Affiliate relating to said patents or patent applications. Technology "owned or controlled" by KFx includes, without limitation, all Technology as to which KFx or a KFx Affiliate has the right to grant, or cause to be granted, sublicenses or immunity from suit.

          "LLC Technology" means (i) Technology conceived, developed, discovered or otherwise acquired under a Work Plan by the Company pursuant to Section 10.3(ii) which is funded by the Members in accordance with their Percentage Interest which directly relates to KFx Technology; (ii) Technology conceived, developed, discovered or otherwise acquired under a Feasibility Study or by the Company in any other manner which directly relates to KFx Technology; (iii) Technology conceived, developed, discovered or otherwise acquired by licensees and sublicensees of any K-Fuel Technology which directly relates to KFx Technology, and (iv) Technology conceived, developed, discovered or otherwise acquired under a Work Plan or Feasibility Study that is not directly related to KFx Technology but which is designated as LLC Technology by Unanimous Member Action, support for such designation by each Member not to be unreasonably withheld.

          "Manager" means the person specified as the manager of the Company in accordance with Article IV of this Amended Agreement.

          "Member" means a person who holds an Interest in the Company and has become a member of the Company in accordance with this Amended Agreement.

          "Members Action" shall have the meaning set forth in Section 3.6.1.

          "Net Agreed Value" means (i) in the case of any property contributed to the Company, the fair market value of such property reduced by any indebtedness either assumed by the Company upon such contribution or to which such property is subject when contributed and (ii) in the case of any property distributed to a Member, the fair market value of such property at the time of such distribution reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

          "Net Income" shall mean, for any accounting period, the excess, if any, of the gross income and gain of the Company for such period over all items of expense, loss or deduction for such period, as such items are determined in accordance with Section 8.2 hereof, after adjustment for the allocations provided in Section 8.4.

          "Net Loss" shall mean, for any accounting period, the excess, if any, of (i) all items of expense, loss or deduction for such period over (ii) the gross income and gain of the Company for such period, as such items are determined in accordance with Section 8.2 hereof, after adjustment for the allocations provided in Section 8.4.

          "Notices" shall have the meaning set forth in Section 16.1 hereof.

          "Original Agreement" means the Limited Liability Company Agreement of K-Fuel, L.L.C. dated as of the 22nd day of April, 1996 by and between KECC and KFx.

          "Percentage Interest" means (i) 51% for KFx and 49% for KECC until such time as the Project(s) Target has been met and (ii) 49% for KFx and 51% for KECC after the Project(s) Target has been met.

          "Person" means an individual, partnership, limited partnership, foreign limited partnership, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in its own or a representative capacity.

          "Principal Objective" means developing Feasibility Studies for the construction of Utilities Fuel Projects within the most expedient possible time frame.

          "Project Entities" shall have the meaning specified in Section 10.5 .

          "Project(s) Target" means the point in time that Project Entities in which KECC is an equity participant have constructed and placed into commercial service one or more Commercial Projects with a collective design capacity equal to or in excess of 3 million tons of K-Fuel Products per annum.

          "Rated Design Capacity" shall mean 85% of the applicable nameplate design capacity.

          "Representatives" shall have the meaning specified in Section 3.2.2.

          "Regulatory Allocations" shall have the meaning specified in Section 8.4.

          "Research and Development Costs" means the costs, fees and out-of-pocket or other expenses incurred by the Company or Members in the course of performing research and development activities or a Feasibility Study as specified in a Work Plan.

          "Reserves" means such cash reserves as are reasonably necessary or appropriate for the Company's business as reasonably determined by the Manager.

          "Residual Gain" or "Residual Loss" means any items of gain or loss as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 8.6.1 to eliminate book-tax disparities.

          "Return on Capital" shall mean an amount equal to the product of the amounts actually expended or incurred by a Member times an annual interest factor equal to 2% over the prime rate charged by Citibank, N.A. to its best commercial customers from the date such amounts were expended or incurred.

          "Series A and B Technology" means all Technology of any kind or character, owned or controlled by KFx or any KFx Affiliate as of the date hereof (including, without limitation, Technology licensed by KFx or any KFx Affiliate as of the date hereof (including, without limitation, Technology licensed by KFx or any KFx Affiliate to Heartland Fuels Corporation), which relate to the apparatuses and methods for upgrading carbonaceous material disclosed in or contemplated by any of the applicable patents and all foreign counterparts and patent applications identified on Schedule A attached hereto and any reissue, re-examination, division, continuation, continuation in part or extension thereof. Technology "owned or controlled" includes Technology as to which KFx has the right to grant, or cause to be granted, sublicenses or immunity from suit.

          "Technology" means ideas, information, methods, processes or products, regardless of form, physical embodiment, or legal status, and the intellectual rights associated therewith.

          "Ton(s) or ton(s)" means a unit of weight measurement equivalent to 2,000 pounds avoirdupois.

          "Unanimous Members Action" shall have the meaning specified in Section 3.9.

          "Unrealized Gain" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date, over (b) the Carrying

Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.2.4 hereof) as of such date. In determining such Unrealized Gain, the value of all Company assets (including cash or cash equivalents) shall be determined by the tax matters partner; provided, that in arriving at such valuation, full account shall be taken (to the extent appropriate under the regulations promulgated under Section 704 of the Code) of the liabilities of the Company and the fair market value of the Members' Interests as reasonably determined by the Manager immediately prior to the admission of additional Members.

          "Unrealized Loss" attributable any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 8.2.4 hereof) as of such date, over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the value of all Company assets (including cash or cash equivalents) shall be determined by the tax matters partner; provided, that, in arriving at such valuation, full account shall be taken (to the extent appropriate under the regulations promulgated under Section 704 of the Code) of the liabilities of the Company and the fair market value of the Members' Interests as determined immediately prior to the admission of additional Members.

          "U.S." means the United States of America.

          "Utilities Fuel Project" means a Commercial Project which involves the construction, expansion or modification of a plant or facility to produce K-Fuel Products for principal use as fuel by utilities or large industrial boilers.

          "Winding-Up" means the period during which the affairs of the Company are terminated and the liquidation and sale of the assets of the Company is accomplished in accordance with Section 15.4 hereof.

          "Work Plan" means the Initial Work Plan and any other written work plan and budget proposal pursuant to Article X hereof which shall be designed and intended to further and enhance K-Fuel Technology, and which sets forth certain research and development activities or Feasibility Study preparation to be undertaken and a budget of the projected Research and Development Costs associated with such development activities or Feasibility Study preparation. Each Work Plan will include, among other things, reasonably detailed descriptions of the tasks and work to be performed, the resources required to accomplish the work and the estimated costs associated with the proposed work.

                                SCHEDULE 3.2.3


I.   KECC
     ----

     1)  Initial Representatives:

               Gregory H. Boyce
               Kent W. Goates

     2)  Alternates:

               Patricia A. Britton
               James Berson


II.  KFx
     ---

     1)  Initial Representatives:

               Theodore Venners
               Jack C. Pester

     2)  Alternates:

               Rudy G. Swenson
               Sheldon Schultz

                               SCHEDULE 6.5(iii)

1.  Spent Potline Recycling

2.  HISmelt Technology

                              SCHEDULE 6.5(iv)(a)

     The following sections of the Prior Agreements contain provisions which could be interpreted to restrict the ability of KFx to provide the Company with access to and the right to use Technology and related Improvements.

     KFPLP Partnership Agreement: Sections 10.8(i) and (k), 10.9, 10.17, 10.18,
     ---------------------------
10.20, 10.21, 10.22 and 10.23 and related definitions.

     KFPLP License Agreement: Sections 1.3, 4.3, 5.4, 5.5 and Article VII and
     -----------------------
related definitions.

     Indemnity Agreement: Sections 2, 3, 4(a)(X), and 9 and related definitions.
     -------------------

     As of the Effective Date of the Original Agreement, KFx obtained a letter agreement in the form of 6.5(iv)(b) with respect to such access right, right to use Technology and other matters.

                              SCHEDULE 6.5(iv)(b)

                                April 19, 1996

Brian Holt
Thermo ECOtek Corporation
81 Wyman Street
Waltham, MA 02254-9046

Richard J. Meli
Kennecott Energy and Coal Company
10 East South Temple
Salt Lake City, Utah 84147

     Re:  Kennecott Transaction
          ---------------------

Dear Brian and Rich:

     As you know, KFx is in the process of finalizing a joint venture arrangement with a subsidiary of Kennecott Energy and Coal Company ("KECC") to further develop and commercialize the K-Fuel technology, under the terms of the Limited Liability Company Agreement of K-Fuel, L.L.C. (together with the exhibits and schedules attached thereto, the "LLC Agreement"). KFxW is also a partner with EFI and TCK in KFx Fuel Partners, L.P. under the terms of the First Plant Agreements listed on Annex A (capitalized terms used but not defined herein having the meaning used in the First Plant Agreements). In conjunction with the finalization of the LLC Agreement, certain clarifications concerning provisions in the First Plant Agreements are desirable in an effort to ensure that the requirements under both sets of agreements are consistent.

     Notwithstanding the provisions of the First Plant Agreements or any other agreement between Thermo ECOtek and its Affiliates, on the one hand, and KFx and its Affiliates, on the other hand, Thermo ECOtek (for itself, the Partnership, and its other Affiliates) agrees that

     (i) KFx, KFxW and their Affiliates shall be, and hereby are, in accordance with the provisions of the LLC Agreement and without the requirement for any recipient to enter into a non-circumvention and non-competition agreement or other agreement (other than a confidentiality agreement or sublicense to the extent either or both may be required by the LLC Agreement), authorized to disclose Proprietary Information (as defined in the First Plant Agreements) to K-Fuel, L.L.C., its Members, their Affiliates, and its sublicensees;

     (ii) the Partnership will provide reasonable physical access to the Project and the Project site and access to proprietary and other information regarding the design, construction and operation of the Project, to K-Fuel, L.L.C., its Members, their Affiliates, and its sublicensees; and

Brian Holt
Richard J. Meli
April 19, 1996
Page Two

     (iii) K-Fuel, L.L.C., its Members, their Affiliates, and its sublicensees shall not be restricted from building, constructing, operating, and having interests in Commercial Projects (as defined in the LLC Agreement) and undertaking the other transactions contemplated in the LLC Agreement.

     In return for such agreement, KFx and KECC agree that (and the LLC Agreement will provide that) neither K-Fuel, L.L.C., its Members, their Affiliates, or its sublicensees will sell (including committing to sell or entering into contracts to sell), or otherwise dispose of any K-Fuel Products (as defined in the LLC Agreement) pursuant to the LLC Agreement to purchasers in the United States, Canada or Mexico until the earlier of (i) December 31, 2001;
(ii) the date on which the Partnership has entered into contracts for the sale of a minimum of 70 percent of the output of the Project for a term of at least through December 31, 2001; (iii) the date on which the combined Partnership Interests of EFI and TCKF total less than 50.1 percent; provided, that beginning on the date on which KECC or a KECC Affiliate shall have entered into the contract described on Annex B with respect to the output of the Project. K-Fuel, L.L.C., its Members, or their Affiliates may, as provided in the LLC Agreement, sell or otherwise dispose of the K-Fuel Product. Such marketing, sales or other disposal shall serve as the basis for KECC or its Affiliate to evaluate whether or not such Commercial Project will be Approved for Construction (as defined in the LLC Agreement) by KECC or its Affiliate as set forth in the LLC Agreement. Both before and after exercising the option described on Annex B, K-Fuel, L.L.C. or its Members or their Affiliates shall be permitted to conduct market research or have preliminary discussions with customers or potential customers or take such other reasonable actions for the purpose of collecting information sufficient to prepare a Feasibility Study (as defined in the LLC Agreement) for a Commercial Project as contemplated by the LLC Agreement.

     Additionally, each of us agrees that Improvements to the KFx Technology (each as defined in the LLC Agreement) will be licensed and made available to the Partnership subject to the confidentiality obligations imposed on the Partnership under and subject to the limited use set forth in its existing License Agreement, provided that the Partnership enters into a confidentiality agreement in the form satisfactory to KFx and KECC.

     Further, each of us agrees that, within 60 days of the Effective Date (as defined in the LLC Agreement), KECC will notify the Partnership in writing if KECC or its Affiliate desires to be the marketing agent for Product produced by the Project. If KECC delivers such written notice, KECC or its Affiliate and the Partnership will make reasonable efforts to negotiate a marketing contract on terms acceptable to all parties.

     By execution hereby, each of us acknowledges that each other party is relying upon our agreements set forth herein. Accordingly, no amendments to the foregoing or the corresponding provisions of the LLC Agreement or the First Plant Agreements shall be made without the written consent of each party hereto.

Brian Holt
Richard J. Meli
April 19, 1996
Page Three

     If you agree with the above, please indicate your agreement by signing and returning a counterpart of this letter to me.

                                   Sincerely,

                                   Theodore Venners
                                   Chairman

ACKNOWLEDGED AND AGREED
THIS ____ DAY OF APRIL, 1996:

THERMO ECOTEK CORPORATION

By: ________________________________
Name:_______________________________
Title:______________________________

KENNECOTT ENERGY AND COAL
COMPANY

By: ________________________________
Name:_______________________________
Title:______________________________

                                                                         ANNEX A

                                  AGREEMENTS
                                  ----------

     1. Limited Partnership Agreement of KFx Fuel Partners, L.P. (the "Partnership") dated as of August 18, 1995, by and among Eco Fuels, Inc. ("EFI"), KFx Wyoming, Inc. ("KFxW") and TCK Fuels, Inc. ("TCKF") (the "Partnership Agreement").

     2. License Agreement, dated as of August 17, 1995, by and between Ed Koppelman and the Partnership (the "License Agreement").

     3. Indemnity Agreement, dated as of August 18, 1995, by and between KFx Inc. ("KFx") and Thermo ECOtek Corporation ("Thermo ECOtek") (the "Indemnity Agreement", and together with the Partnership Agreement and the License Agreement, the "First Plant Agreements").

                                                                         ANNEX B

                                    OPTION
                                    ------

*

__________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 1 of 10
Unexpired United States Patents;
--------------------------------

Series A Patents
----------------

A-1.  United States Patent No. 4,477,257, filed 12/31/82, granted 10/16/84
          APPARATUS AND PROCESS FOR THERMAL TREATMENT OF ORGANIC CARBONACEOUS MATERIALS

*

A-2.  United States Patent No. 4,626,258, filed 12/19/84, granted 12/02/86
          MULTIPLE HEARTH APPARATUS AND PROCESS FOR THERMAL TREATMENT OF CARBONACEOUS MATERIALS

*

__________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 2 of 10
Unexpired United States Patents:
--------------------------------

Series A Patents
----------------


*


A-3. United States Patent No. 4,728,339, filed 11/17/86, granted 3/01/88 (Continuation in part of United States Patent No. 4,626,258)
          MULTIPLE HEARTH APPARATUS AND PROCESS FOR THERMAL TREATMENT OF CARBONACEOUS MATERIALS

*

____________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 3 of 10
Unexpired United States Patents:
--------------------------------

Series A Patents
----------------

*

Related Expired United States Patents:
--------------------------------------

1. United States Patent No. 4,069,107, filed 5/03/76, granted 1/17/78 CONTINUOUS THERMAL REACTOR SYSTEM AND METHOD

2. United States Patent No. 4,052,168, filed 5/03/76, granted 10/4/77 PROCESS FOR UPGRADING LIGNITIC TYPE COAL AS A FUEL

3. United States Patent No. 4,129,420, filed 9/07/77, granted 12/12/78 PROCESS FOR MAKING COKE FROM CELLULOSIC MATERIALS AND FUELS THEREFROM

4. United States Patent No. 4,127,391, filed 9/07/77, granted 11/28/78 (Continuation in party of United States Patent No. 4,052,168)
          PROCESS FOR MAKING COKE FROM BITUMINOUS FINES AND FUELS PRODUCED THEREFROM

5. United States Paten No. 4,126,519, filed 9/12/77, granted 11/21/78 APPARATUS AND METHOD FOR THERMAL TREATMENT OF ORGANIC CARBONACEOUS MATERIAL

6. United States Patent No. 4,106,999, filed 11/07/77, granted 8/15/78 (Continuation in part of United States Patent No. 4,069,107)
          CONTINUOUS THERMAL REACTOR SYSTEM AND METHOD

____________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 4 of 10
Unexpired United States Patents:
--------------------------------

Series B Patents:

B-1. United States Patent No. 5,071,447, filed 10/31/89, granted 12/10/91
          APPARATUS AND PROCESS FOR STEAM TREATING CARBONACEOUS MATERIAL

*

Related Expired United States Patent:
-------------------------------------

1. United States Patent No. 4,330,032, filed 3/12/81, granted 5/18/82 SELF-CLEANING SCREW CONVEYOR

____________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 5 of 10
Unexpired United States Patents:
--------------------------------

Series C Patents:

C-1.  United States Patent No. 5,290,523, filed 9/18/92, granted 3/01/94
          METHOD AND APPARATUS FOR UPGRADING CARBONACEOUS FUEL

*

___________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 6 of 10
Unexpired United States Patents:
--------------------------------

Series C Patents:

*

Other U.S. Patents and Patent Applications
------------------------------------------

O-1. United States Patent No. 5,769,908, filed April 1, 1997, granted June 23, 1998.
          METHOD AND APPARATUS FOR REDUCING THE BY-PRODUCT CONTENT OF CARBONACEOUS MATERIALS

*

_______________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 7 of 10
Unexpired United States Patents:
--------------------------------

Other Patents:

*

O-2. United States Patent No. 5,746,787, filed October 28, 1996, granted May 5, 1998.
          PROCESS FOR TREATING CARBONACEOUS MATERIALS

*

_______________________
* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 8 of 10
Unexpired United States Patents:
--------------------------------

O-3. United States Patent Application Serial No. 09/050,393, filed March 30,
     1998
          STACKABLE HEAT EXCHANGER FOR PROCESSING CARBONACEOUS MATERIALS

*

Trademark
---------

1. United States Trademark Registration No. 1,180,787, registered 12/08/81, covering the mark "K-Fuel."

*

_____________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 9 of 10

*

_____________________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(a) - KFx Patents & Patent Applications (Intangible Assets)
----------------------------------------------------------------------------
Page 10 of 10
Unexpired Australian Patents:
-----------------------------

*

____________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

Schedule 6.6.1(v)(b) - Existing Technology Licenses
---------------------------------------------------

1. License Agreement between Edward Koppelman and K-Fuel Partners, L.P. dated August 17, 1995.

2. Fuel Option Agreement between Ohio Valley Electric Corporation and KFx Inc. dated August 17, 1995.

3. Fuel Option Agreement between Indiana Michigan Power Company and KFx Inc. dated August 17, 1995.

4. License Agreement between KFx Inc. and Heartland Fuels Corporation dated April 19, 1996.

Schedule 6.6.1(v)(c) - Related Agreements Currently in Effect
-------------------------------------------------------------
Page 1 of 1

     Amendments to Agreements between Theodore Venners, S.A. Wilson, KFDC and the Koppelman Group dated December 29, 1992

     Assignment of U.S. Patents by KFLP to KFx Inc. dated July 23, 1993

     Assignment of U.S. Trademark Registration by KFLP to KFx Inc. dated July 23, 1993

     Royalty Agreement dated December 29, 1992 between KFx Inc. and the Koppelman Group

     Agreement dated December 19, 1991 among KFP, Edward Koppelman, KFLP and KSA, Inc.

     Stipulation and Agreement dated February 28, 1994 between EBTI, State of Wyoming, KFx Inc., Theodore Venners, Edward Koppelman and Energy Brothers Holding, Inc.

     Internal Revenue Service Private Letter Ruling dated March 20, 1995

     Limited Partnership Agreement of KFX Fuel Partners, L.P., dated August 18, 1995

     Indemnity Agreement dated August 18, 1995 between KFx Inc. and Thermo Ecotek Corporation

     Letter of Agreement dated August 15, 1995 between KFx Inc. and Edward Koppelman

     Assignment dated August 29, 1995 executed by Edward Koppelman in favor of KFx Inc.

     Patent and Technology License dated August 17, 1995 between Edward Koppelman and KFX Fuel Partners, L.P.

     Letter Agreement dated February 28, 1995 between RCG Development and KFx
     Inc.

     Agreement to Amend dated June 3, 1996 between Ted Venners, KFx Inc., and Edward Koppelman

     Amendment to Royalty Agreement dated August 6, 1997 between Ted Venners, KFx Inc., and Edward Koppelman

Schedule 6.6.1(vi) - Exceptions to Intangible Assets
----------------------------------------------------
Page 1. of 1

*

_________________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

                               SCHEDULE 10.1(i)

     The parties acknowledge that the exclusivity of the KFx License and Series A and B License and the other provisions of the LLC Agreement, the KFx License, the Series A and B License, and the Confidentiality Agreement with respect to such exclusivity are qualified in that KFx and KFx Affiliates have heretofore granted or agreed to grant certain Technology licenses and rights to Technology to third Persons as follows: (i) the Limited Partnership Agreement of KFx Fuel Partners, L.P., dated as of August 18, 1995, by and among Eco Fuels, Inc., KFx Wyoming, Inc. and TCK Fuels, Inc. (the "KFPLP Partnership Agreement"); (ii) the License Agreement, dated as of August 17, 1995, by and between Edward Koppelman and KFx Fuel Partners LP, with respect to which the applicable patents were subsequently assigned by Edward Koppelman to KFx pursuant to an Assignment dated August 29, 1995 (the "KFPLP License Agreement"); (iii) the Fuel Option Agreement, dated as of August 17, 1995, between Ohio Valley Electric Corporation ("OVEC") and KFx, Inc. (the "OVEC Agreement"); (iv) the Fuel Option Agreement, dated as of August 17, 1995, by and between Indiana Michigan Power Company ("I&M") and KFx, Inc. (the "I&M Agreement"); (v) the Indemnity Agreement dated as of August 18, 1995, by and between KFx, Inc. and Thermo ECOTek Corporation (the "Indemnity Agreement"); (vi) the letter agreement, dated as of April 19, 1996, by and among KFx, Kennecott Energy and Coal Company, and Thermo ECOTek Corporation; and (vii) the Agreement described in Section 10.8 of the LLC Agreement (the "Tax Credit Letter") (collectively the "Prior Agreements").

     Without limiting the generality of the foregoing, the parties acknowledge and agree that:

     (i) if OVEC or I&M, respectively, shall exercise its rights to require KFx to construct plants to supply Fuel (as defined in the OVEC Agreement or the I&M Agreement), as applicable, such proposed plants shall be submitted to the Members as provided in Article X of the LLC Agreement upon the procedures set forth therein except (to the extent such procedures cannot be followed consistent with KFx's obligations under the OVEC Agreement or the I&M Agreement, as applicable unless the Members mutually agree to modify the provisions of the LLC Agreement to make them consistent with KFx's obligations under the OVEC Agreement or the I&M Agreement, respectively);

     (ii) the provisions of Article XI of the LLC Agreement shall not apply to such plants to the extent that (a) such provisions are not consistent with the obligations of KFx under the OVEC Agreement or the I&M Agreement, as applicable (unless the Members mutually agree to modify the provisions of the LLC Agreement to make them consistent), or (b) OVEC or I&M are able to and desire to provide or to cause to be provided the feedstock supply or transportation services or marketing services to be provided by KECC or its Affiliates under Article XI on terms and conditions at least as favorable as the terms and conditions under which KECC or its Affiliates would provide such services;

     (iii) KFx shall have the right to grant to I&M or OVEC the license rights required to be granted by KFx under the OVEC Agreement or the I&M Agreement, as applicable;

     (iv) KFx shall have the right to issue the license rights required to be granted by KFx under the Tax Credit Letter, as set forth therein;

     (v) neither KFx nor any of its Affiliates will amend, modify, alter or any provision of any of the Prior Agreements to the extent the effect of such amendment, modification, alteration or supplement would be to expand the rights of any third Person party to such Agreements or its Affiliates to use the KFx Technology or any related Improvements;

     (vi) in no event shall the Company or KECC or any KECC Affiliate be liable for any of the obligations, responsibilities or liabilities of KFx or any Affiliate of KFx under the prior Agreements;

     (vii) neither the Company, its Members, their Affiliates, or its sublicensees will sell (including committing to sell or entering into contracts to sell), or otherwise dispose of any K-Fuel Products pursuant to the LLC Agreement to purchasers in the United States, Canada or Mexico until the earlier of (i) December 31, 2001; (ii) the date on which the KFx Fuel Partners, L.P. (the "Partnership") has entered into contracts for the sale of a minimum of 70 percent of the output of the project being constructed by the Partnership near Gillette, Wyoming (the "First Plant") for a term of at least through December 31, 2001; (iii) the date on which the combined Partnership Interests (as defined in the KFPLP Partnership Agreement) of EFI and TCKF total less than 50.1 percent; provided, that beginning on the date on which KECC or a KECC Affiliate shall have entered into the contract described on Annex B to the Thermo consent letter attached as Schedule 6.5(iv)(b) ("Thermo Letter") with respect to the output of the First Plant, the Company, its Members, or their Affiliates may, as provided in the LLC Agreement, sell or otherwise dispose of the K-Fuel Product. Such marketing, sales or other disposal shall, among other things, serve as the basis for KECC or its Affiliate to evaluate whether or not such Commercial Project will be Approved for Construction by KECC as set forth in the LLC Agreement. Both before and after exercising the option described on Annex B to the Thermo Letter, the Company or its Members or their Affiliates shall be permitted to conduct market research or have preliminary discussions with customers or potential customers or take such other reasonable actions for the purpose of collecting information sufficient to prepare a Feasibility Study for a Commercial Project as contemplated by the LLC Agreement.

     (viii) Improvements to the KFx Technology will be licensed and made available to the Partnership subject to the confidentiality obligations imposed on the Partnership under and subject to the limited use set forth in its existing License Agreement, provided that the Partnership enters into a confidentiality agreement in form satisfactory to KFx and KECC.

                             SCHEDULE 10.1(ii)(A)
                             --------------------

Each sublicense granted by the Company shall provide, at a minimum, that:

 .    the sublicensee shall pay (i) directly to KFx the license fees and royalties specified in the KFx License, or (ii) directly to Heartland Fuels Corporation the license fees and royalties specified in the Series A and B License and (iii) directly to KECC the license fees and royalties specified in the KECC License, as applicable

 .    the sublicense shall be limited to a specific capacity at a specific plant site

 .    the sublicense shall be nonexclusive

 .    with respect to all material and Technology which is the subject of the license, the sublicensee shall be subject to obligations of confidentiality at least as restrictive as those set forth in the KFx License, the Series A and B License, the KECC License or the Confidentiality Agreement, as applicable

 .    the rights of the sublicensee under each sublicense shall be no greater than the rights of the Company under the KFx License, the Series A and B License, or the KECC License, as applicable, and otherwise shall be consistent with such license agreements

 .    all Improvements conceived, discovered, developed or acquired by KFx, KECC or the Company, shall be owned by KFx, KECC, or the Company, as applicable, and shall be licensed to the Company (and may be sublicensed to the sublicensee) under the terms of the KFx License, the Series A and B License, or the KECC License, as applicable; all Improvements conceived, discovered, developed or acquired by the sublicensee shall be assigned or licensed to the Company

 .    the sublicensee shall not assign, sell or otherwise transfer the sublicense or its rights thereunder, and shall have no right to grant further sublicenses

 .    all payments to KFx, Heartland Fuels Corporation or KECC, as the case may be, shall be made by wire transfer in immediately available funds in U.S. dollars

 .    Each sublicensee will keep books, records, and accounts in accordance with generally accepted accounting practices, consistently applied, covering its operations under its sublicense, and containing all information necessary for the accurate determination of amounts payable thereunder. Each sublicensee also shall permit representatives of KFx, Heartland or KECC, as applicable, to inspect, upon prior reasonable request, at reasonable intervals and during regular business hours, such books, records, and accounts and all or any part of the sublicensee's activities as may be necessary to determine the completeness and accuracy of such accounting records and reports, and to determine the sufficiency and accuracy of reporting and assignment or licensing of Improvements to the Company

 .    Each sublicensee will deliver to KFx, Heartland or KECC, as applicable, within forty-five (45) days after termination of each calendar quarter, a written report showing the amount and weight of K-Fuel products produced, sold or used by or on behalf of the sublicense during such calendar quarter and reporting and disclosing any Improvements to the Technology initiated, continued or completed during that period, such report to be made whether or not the sublicensee has engaged in any such activity during such quarter.

                             SCHEDULE 10.1(ii)(B)

                             ROYALTIES/LICENSE FEE
                             ---------------------

*

_______________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

                               SCHEDULE 10.5(vi)


*

__________________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

                                 SCHEDULE 11.1


*

__________________________

* This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

                                 SCHEDULE 16.9

                            Arbitration Provisions
                            ----------------------

          (a) All Arbitrable Disputes between the parties submitted to arbitration shall be resolved by binding arbitration administered by the AAA in accordance with, and in the following order of priority: (i) the terms of these arbitration provisions; (ii) the Commercial Arbitration Rules of the AAA; (iii) the Federal Arbitration Act (Title 9 of the United States Code); and (iv) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Delaware. The validity and enforceability of these arbitration provisions shall be determined in accordance with this same order of priority. In the event of any inconsistency between these arbitration provisions and such rules and statutes, these arbitration provisions shall control. Judgment upon any award rendered hereunder shall be entered in any court having jurisdiction.

          (b) A panel of three independent neutral arbitrators (the "Arbitrators") shall be chosen by the AAA and shall resolve the Arbitrable Dispute. Arbitrators are empowered to resolve Arbitrable Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Arbitrable Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Arbitrable Dispute. In such case, the Arbitrator(s) shall be required to make specific, written findings of fact, and shall have authority to render an award. The Arbitrators may grant any remedy or relief deemed just and equitable and within the scope of these arbitration provisions and may also grant such ancillary relief as is necessary to make effective any award. The determination of an Arbitrator(s) shall be binding on all parties and shall not be subject to further review or appeal.

          (c) To the maximum extent practicable, the AAA, the Arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within thirty (30) days of filing with the AAA. Arbitration proceedings hereunder shall be conducted at one of the following locations in the State of California agreed to in writing by the parties or, in the absence of such agreement, selected by the AAA:
     San Francisco, California. With respect to any Arbitrable Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any Arbitrator, and the AAA shall be required to fully enforce this requirement. The provisions of these arbitration provisions shall survive any termination, amendment or expiration of the Agreement, unless the parties otherwise expressly agree in writing. To the extent permitted by applicable law, the Arbitrator(s) shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees and arbitrators' fees) to the prevailing party or, if no clear prevailing party, as the Arbitrator(s) shall deem just and equitable.

          (d) Each party agrees to keep all Arbitrable Disputes and arbitration proceedings strictly confidential, as provided in the Confidentiality Agreement.

                                 SCHEDULE D-1

                               FEASIBILITY STUDY

Section

1.   Introduction
          1.1 Project Summary
          1.2 Scope of Study
          1.3 Recommendations

2.   Description of Project
          2.1 Proposed Site
          2.2 K-Fuel Facility
          2.3 Offsite Facilities

3.   Permitting and Environmental
          3.1 Status of Permits
          3.2 Plant Effluents
          3.3 West Water Disposal
          3.4 Air Emissions

4.   Capital Costs
          4.1 Summary
          4.2 Estimate Basis
          4.3 Cost Summaries
          4.4 Expenditure Schedule

5.   Feedstock Supply
          5.1 Summary
          5.2 Description of Mine and of Reserves
          5.3 Characteristics of Coal Feedstock
          5.4 Results of Tests on Coal
          5.5 Details of Likely Supply Contract
          5.6 Projection of Feedstock Costs

6.   Market Outlook
          6.1 Executive Summary
                 (I)   Background and Study Approach
                 (II)  Overview of Potential Markets for K-Fuel Product
                 (III) Competitive Factors Affecting K-Fuel Product
                 (IV)  Potential Demand for K-Fuel Product
                 (V)   K-Fuel Price Outlook
          6.2 Competitive Factors
                 (I)   Price Trends in Coal Industry
                       (A)  Productivity Trends

                       (B)  Coal Quality Impact
                 (II)  Scrubber Costs and Operational Considerations
                 (III) Natural Gas Prices and New Plan Economics
                 (IV)  Transportation Rates
                 (V)   Utility Boiler Configurations
                 (VI)  Price-Elasticity

          6.3 Potential Utility Demand
                 (I)   Summary of Demand
                 (II)  Consideration of Environmental Constraints of Utilities

          6.4 Industrial Markets
                 (I)   Analysis of Competitive Factors Affecting Use of K-Fuel

          6.5 The Export Coal Market (if applicable)
                 (I)   Overview of the International Coal Market
                 (II)  Possible Markets for K-Fuel Product
                 (III) The Outlook for the Future

          6.6 Price Projections
                 (I)   Summary of Potential Demand
                 (II) Price Projections at Varying Demand and Competitive Price Levels

7.   Project Execution

          7.1    Scope of Services
          7.2    Project Management
          7.3    Engineering
          7.4    Procurement
          7.5    Construction
          7.6    Project Controls

8.   Commission
          8.1    General
          8.2    Estimate Basis and Qualifications
          8.3    Cost Summary

9.   Financial Projections
          9.1    Summary of Projected Returns
          9.2    Sensitivity Analysis

Supporting Documentation
          1.     Simplified Flow Diagram
          2.     Project Organization
          3.     Staffing Requirements

          4.  Objective Schedule
          5.  Milestone Summary Schedule
          6.  Supporting Market Information
              (A)  Mine Productivity
              (B)  Competitive Factors
              (C)  Transportation
              (D)  Utility Demand and Trends
              (E)  Industrial Markets
              (F)  Export Markets
              (G)  Sensitivity Analysis
          7.  Financial Projections
          9.  Contractual Relationships
              (A)  Engineering
(B)  Construction
              (C)  Operation
              (D)  Marketing
              (E)  Feedstock
              (F)  Services